UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Skyline Champion Corporation

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2021

PROXY STATEMENT & ANNUAL MEETING OF SHAREHOLDERS

SKYLINE CHAMPION

LETTER TO OUR SHAREHOLDERS

Dear Shareholder:

We are pleased to invite you to our 2021 Annual Meeting of Shareholders, which will take place solely via a live webcast on Tuesday, August 3, 2021 at 10:00 AM, Eastern Time at www.proxydocs.com/SKY. There is no physical location for this meeting. Annual meetings play an important role in maintaining communications and understanding among our management, Board of Directors and shareholders, and we hope you will participate.

On the pages following this letter you will find:

◾	The notice of our 2021 Annual Meeting of Shareholders, which lists the items of business to be considered at the Annual Meeting; and

◾	Our 2021 proxy materials, which describe the items of business listed in the notice and provide other information you will likely find useful in deciding how to cast your vote.

In light of the COVID-19 pandemic and the success of last years’ virtual meeting, we have opted to host the 2021 Annual Meeting of Shareholders virtually and urge all shareholders to take advantage of Internet and telephone voting. To participate in the Annual Meeting, you must register in advance at www.proxydocs.com/SKY. As part of the registration process, you must enter the control number provided on your proxy card, voting instruction form, or Notice of Electronic Availability. Upon completing your registration, you will receive further instructions via email, one hour prior to the meeting time, including your unique links that will allow you to access the meeting and will permit you to submit questions during the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number provided.

We have elected to provide shareholders Notice of the 2021 Annual Meeting of Shareholders (the “Notice”) with instructions for accessing the proxy materials, including our proxy statement and Annual Report to Shareholders, and for voting via the Internet, through the Securities and Exchange Commission’s “notice and access” method. Please see the next page for the Notice. Providing our proxy materials to shareholders electronically allows us to conserve natural resources and reduce our printing and mailing costs related to the distribution of our proxy materials. If you wish to receive paper copies of our proxy materials, you may do so by following the instructions contained in the Notice.

Sincerely,

Mark Yost

President and CEO

June 4, 2021

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

MEETING INFORMATION

DATE & TIME Tuesday, August 3, 2021 at 10:00 AM Eastern Time	LOCATION via webcast at www.proxydocs.com/SKY	RECORD DATE You may vote if you owned Skyline Champion common stock at the close of business on June 4, 2021.

ITEMS OF BUSINESS

(1)	To elect nine members of the Board of Directors, each to serve until the next annual meeting of shareholders or until a successor has been duly elected and qualified.

(2)	To ratify the appointment of Ernst & Young LLP as Skyline Champion’s independent registered public accounting firm.

(3)	To consider a non-binding advisory vote on fiscal 2021 compensation paid to Skyline Champion’s named executive officers.

(4)	To transact any other business that may properly come before the annual shareholders meeting or any postponements or adjournments thereof.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Agenda Item	Board Recommendation	Broker Discretionary Voting Allowed	Abstentions	Required Vote

1. Election of Directors	FOR ALL Nominees	No	No Effect	Plurality of Votes Cast

2. Ratification of Auditors	FOR	Yes	No Effect	Majority of Votes Cast

3. Advisory Approval of Executive Compensation	FOR	No	No Effect	Majority of Votes Cast

HOW TO VOTE

By Internet	By Telephone	By Mail	In Person

Visit 24/7 www.proxypush.com/SKY	Call 1-866-307-0847 in the US	Sign, date and mail the proxy card in the envelope provided	Vote in person by attending the webcast of the Annual Meeting virtually

By order of the Board of Directors,

Robert M. Spence

Senior Vice President, General Counsel and Secretary

June 4, 2021

DIRECTOR COMPENSATION	48

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	50

EQUITY COMPENSATION PLAN INFORMATION	51

GENERAL INFORMATION	52

PROXY SUMMARY  ⬛

PROXY SUMMARY

Date of Distribution: June 22, 2021

A LOOK BACK AT FISCAL YEAR 2021

Skyline Champion Corporation (“Skyline Champion,” the “Company,” “we,” “us,” or “our”) demonstrated its ability to perform despite the challenges of fiscal 2021. Our net income increased 46% to $89 million, with a net sales increase of 3.7% to over $1.4 billion. The team focused on improving the Company’s operating performance while reducing expenses and investing in the long-term growth of the Company.

The COVID-19 pandemic had unprecedented effects on our business operations and human capital management in fiscal 2021. While many of our facilities were deemed essential businesses and were not required to cease operations, we managed through challenges in personnel, raw material inflation, supply chain shortages, and overall market volatility. During the year, the team’s exceptional efforts allowed the Company to increase production and meet surging housing demand despite a challenging operating environment all while remaining focused on the health and safety of our employees and partners. Skyline Champion is proud that it was able to do all of this without reducing the compensation of any of its employees throughout the organization. While we did adjust the size of our workforce in response to local regulations and outbreaks, we were able to enhance our short-term benefits offerings to assist our employees.

In the second half of fiscal 2021, the demand for new, affordably priced homes reached historically high levels due to low interest rates, availability of financing, millennial household formations and lean inventories of new and existing single-family homes. During this time, Skyline Champion continued to provide housing solutions to a larger market than ever before by streamlining production, expanding our turn-key offerings to our channel partners and investing in the design and testing of enhanced digital offerings and production automation in our factories.

On February 28, 2021, Skyline Champion executed on its growth strategy through the accretive acquisition of ScotBilt Homes, LLC and related companies (collectively “ScotBilt”) which operate two manufactured housing manufacturing facilities in the State of Georgia. The acquisition reflects the Company’s strategic goal to continue to increase its manufacturing capacity to meet the increasing backlog and rising consumer demand for affordable housing. The Company welcomes ScotBilt and its 400 employees to the Skyline Champion family and will continue to integrate them into the Company’s operations and work to identify and achieve synergies. On January 14, 2021, the Company completed the acquisition of the facilities in Pembroke, North Carolina formerly used in the manufacture of homes. Like ScotBilt, the Pembroke acquisition provides an additional opportunity to increase the Company’s manufacturing capacity.

SUMMARY OF THE 2018 EXCHANGE

As previously reported by the Company, on June 1, 2018 (the “Closing Date”), Skyline Corporation and Champion Enterprises Holdings, LLC (“Champion Holdings”) combined their operations pursuant to the Share Contribution & Exchange Agreement (the transaction being the “Exchange” and such agreement being the “Exchange Agreement”), dated as of January 5, 2018, by and between Skyline Corporation and Champion Holdings. In connection with the Exchange, Skyline Corporation changed its name to Skyline Champion Corporation. More information about the Exchange can be found in the Form 8-K filed by Skyline Champion on June 6, 2018. More information about Skyline Champion, including its financials and filings, is located on our website at: www.skylinechampion.com. No material on our website is part of this proxy statement.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	1

⬛  PROXY SUMMARY

SUMMARY OF PROPOSALS

Our Board of Directors (the “Board of Directors” or the “Board”) is soliciting your vote for the following:

PROPOSAL ONE: ELECTION OF DIRECTORS

We are asking you to vote “FOR” the following candidates for election to our Board. Additional information on Director Nominees is available beginning on page 4.

NOMINEE	AGE	DIRECTOR SINCE	INDEPENDENT	CURRENT COMMITTEE MEMBERSHIP

Keith Anderson	59	2018	No

Michael Berman	63	2018	Yes	Audit; Nominating and Governance Committee

Timothy Bernlohr	62	2018	Yes	Compensation; Nominating and Governance Committee

Eddie Capel	60	2019	Yes	Compensation

John Firth	63	2006	Yes	Audit; Nominating and Governance Committee

Michael Kaufman	49	2018	Yes	Compensation; Nominating and Governance

Erin Mulligan Nelson	51	2019	Yes	Audit

Gary Robinette	72	2018	Yes	Audit; Compensation

Mark Yost	49	2019	No

PROPOSAL TWO: RATIFICATION OF AUDITORS

We are asking you to ratify the appointment by the Audit Committee of Ernst & Young LLP (“EY”) as our independent auditors for fiscal 2022. Additional information on independent auditor appointment is available beginning on page 22.

PROPOSAL THREE: EXECUTIVE COMPENSATION

We are asking you to approve, on an advisory basis, the compensation of our named executive officers (“NEO(s)”) as disclosed in this proxy statement. Additional information on our executive compensation program is available beginning on page 25.

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PROPOSAL ONE: ELECTION OF DIRECTORS  ⬛

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board is currently comprised of nine members. Directors are elected annually at Skyline Champion’s annual meeting of shareholders, and each director holds office until the next annual meeting of the shareholders and until his or her successor is elected and qualified. New directors need not be shareholders of Skyline Champion.

Our Board, upon the recommendation of the Nominating and Governance Committee, voted to nominate Keith Anderson, Michael Berman, Timothy Bernlohr, Eddie Capel, John Firth, Michael Kaufman, Erin Mulligan Nelson, Gary Robinette, and Mark Yost for re-election at the 2021 annual meeting of our shareholders (the “2021 Annual Meeting”). Information relating to each nominee, including his or her period of service as a director of the Company, principal occupation and other biographical material appear later in this proxy statement.

It is intended that the votes authorized by the enclosed proxy will be cast for the election of the nine director nominees. In the event that one or more of the nominees unexpectedly becomes unavailable for election, the votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the current Board, or the Board may be reduced accordingly. All of the nominees have consented to be named in the proxy statement and have indicated their intent to serve if elected.

The Board recommends that shareholders vote FOR all nine director nominees. The voting standard for director elections is a plurality standard. This means that the individuals who receive the highest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 BE IN THE BEST INTERESTS OF SKYLINE CHAMPION AND OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” EACH NOMINEE.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	3

⬛  PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

The current members of the Board nominated for re-election at the 2021 Annual Meeting represent a diverse range of viewpoints, backgrounds, skills, experience and expertise. The biography of each nominated director and a description of certain specific experiences, qualifications, attributes and skills of each director that led the Board to conclude that the individual should serve as a director are described below:

Keith Anderson, Director Director since: 2018 Age: 59	Michael Berman, Independent Director since: 2018 Age: 63

Keith Anderson became a director of Skyline Champion on June 1, 2018 in connection with the Exchange. Mr. Anderson was named Chief Executive Officer of Skyline Champion on June 1, 2018 and he retired from that role effective June 1, 2019. He served between November 1, 2016 and the Closing Date as Chief Executive Officer of both Champion Holdings and Champion Home Builders, Inc. (“CHB”). Previously, from June 2015 through October 30, 2016, Mr. Anderson was President and Chief Executive Officer of Champion Holdings and Chief Executive Officer of CHB. Since 2016, he has served on the Board of Managers of Southwest Stage Funding, LLC d/b/a Cascade Financial Services. He has also been a director of the non-profit organization Manufactured Housing Institute since 2015, and currently serves on the Manufactured Housing Advisory council for both Fannie Mae and Freddie Mac. Prior to joining Champion Holdings, Mr. Anderson was Executive Vice President and Chief Operating Officer of Walter Investment Management Corp. from June 2012 to November 2014. From November 1995 to June 2012, Mr. Anderson held various executive management positions at GreenTree Servicing, LLC ending with the role of President and Chief Executive Officer. Mr. Anderson holds a B.S. in Accounting from Illinois State, and an M.B.A. from DePaul University.

Michael Berman joined the Board on November 25, 2018. Mr. Berman is the Chief Executive Officer of MB Capital Associates. From 2011 through 2018, he was Chief Financial Officer and Executive Vice President of GGP, Inc., a retail real estate investment company where he oversaw its finance, accounting, capital markets, treasury, investor relations, and corporate communications functions. Previously he was Executive Vice President and Chief Financial Officer of Equity LifeStyle Properties (formerly Manufactured Home Communities), an owner and operator of manufactured home communities. Mr. Berman was employed in the investment banking department of Merrill Lynch & Co. from 1988 through 2002 and was an associate professor at the New York University Real Estate Institute in 2003. Mr. Berman also serves as a director and Chair of the Audit Committee of Brixmor Property Group, Inc., one of the nation’s largest owner-operators of grocery anchored shopping centers and served as a director of Mack-Cali Realty Corporation on both the Audit and Compensation Committees. Mr. Berman holds an M.B.A. from Columbia University Graduate School of Business, a J.D. from Boston University School of Law, and a B.A. from Binghamton University.

QUALIFICATIONS:

Mr. Anderson’s extensive experience as a senior executive and director, including with Champion Holdings, in the manufactured home industry and the financial services industry providing financing for manufactured housing, make him highly qualified to serve on our Board.

QUALIFICATIONS:

Mr. Berman’s broad real estate, investment, and corporate financial experience, coupled with his manufactured housing community experience, make him highly qualified to serve on our Board.

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PROPOSAL ONE: ELECTION OF DIRECTORS  ⬛

Timothy Bernlohr, Independent Director since: 2018 Age: 62	Eddie Capel, Independent Director since: 2019 Age: 60

Timothy Bernlohr became a director of Skyline Champion on June 1, 2018 in connection with the Exchange and has served as Chair of the Board since that time. He also served as Chair of the Board of Managers of Champion Enterprises Holdings, LLC from 2010 through May 2018. Mr. Bernlohr is the founder and managing member of TJB Management Consulting, LLC, which specializes in providing project-specific consulting services to businesses in transformation, including restructurings, interim executive management and strategic planning services. Mr. Bernlohr founded TJB Management Consulting in 2005. Mr. Bernlohr was President and Chief Executive Officer of RBX Industries, Inc., which was a nationally recognized leader in the design, manufacture and marketing of rubber and plastic materials to automotive, construction and industrial markets, until it was sold in 2005. Prior to joining RBX Industries, Inc. in 1997, Mr. Bernlohr spent 16 years in the International and Industry Products division of Armstrong World Industries, where he served in a variety of management positions. Mr. Bernlohr also serves as a director and chairman of the compensation committees of WestRock Company (NYSE-WRK) International Seaways Inc. (NYSE-INSW) and Atlas Air Worldwide Holdings, Inc. (NASDAQ—AAWW) as well as several private companies. Within the last five years he was a director of Chemtura Corporation, Rock-Tenn Company, and Overseas Shipholding Group, Inc. Mr. Bernlohr holds a B.A. in Arts and Sciences from Pennsylvania State University.

Eddie Capel became a director of Skyline Champion on September 16, 2019. Mr. Capel has been the Chief Executive Officer of Manhattan Associates, Inc. since 2013. Before then, he served Manhattan Associates in various roles, including Executive Vice President, Chief Operating Officer, and President. Before joining Manhattan Associates in June 2000, Mr. Capel held various positions at Real Time Solutions, including chief operations officer and vice president, operations, where he led teams that supported the supply chain strategies of companies such as Walmart, Amazon.com and J.C. Penney. He also served as director, operations, with Unarco Automation, an industrial automation/robotics systems integrator. Before joining Unarco, Mr. Capel worked as a project manager and system designer for ABB Robotics in the United Kingdom. He obtained his degree in HNC Mechanical Engineering from Swindon College.

QUALIFICATIONS:

Mr. Bernlohr’s experience as the former Chief Executive Officer of an international manufacturing company, as a consultant, and as an independent director (including with Champion Holdings and other public companies) make him highly qualified to serve on our Board.

QUALIFICATIONS:

Mr. Capel has spent the majority of his professional career developing and delivering technology solutions for large manufacturing companies, with integrated manufacturing, supply chain and distribution operations. His experience with manufacturing supply chains and the integration of technology with the same make him highly qualified to serve on our Board.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	5

⬛  PROPOSAL ONE: ELECTION OF DIRECTORS

John Firth, Independent Director since: 2006 Age: 61	Michael Kaufman, Independent Director since: 2018 Age: 49

John Firth was elected as a director of Skyline Corporation in 2006, and he continues to serve as a director of Skyline Champion. Mr. Firth currently serves as President of Quality Dining, Inc. and is a member of its Board of Directors. Quality Dining operates over 200 restaurants in seven states and employs over 8,000 people. From March 1994 through April 2005, Quality Dining’s shares were traded on Nasdaq. Prior to being named President of Quality Dining, Mr. Firth served in a variety of capacities including Executive Vice President, Principal Financial Officer and General Counsel. Before joining Quality Dining in 1996, Mr. Firth was a partner in a South Bend, Indiana law firm. He was appointed to the Indiana Corporate Law Commission by Indiana Governor Joseph E. Kernan (2004 to 2006). Mr. Firth received B.A. and J.D. degrees from the University of Notre Dame.

Michael Kaufman became a director of Skyline Champion on June 1, 2018 in connection with the Exchange. Mr. Kaufman is the Chief Executive Officer of MAK Capital, an investment advisory firm based in New York, New York, which he founded in 2002. He is director and Chairman of the Board of Agilisys, Inc., and serves as a director for Trailhead Biosystems, American Zinc Recycling, and Caledonian. Mr. Kaufman holds a B.A. degree in Economics from the University of Chicago, where he also received his M.B.A. degree. He also earned a law degree from Yale University.

QUALIFICATIONS: Mr. Firth’s executive management experience, strategic vision, corporate governance acumen, business judgment and financial expertise, make him highly qualified to serve on our Board.	QUALIFICATIONS: Mr. Kaufman’s investment and finance experience and familiarity with the manufactured home industry make him highly qualified to serve on our Board.

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PROPOSAL ONE: ELECTION OF DIRECTORS  ⬛

Erin Mulligan Nelson, Independent Director since: 2019 Age: 51	Gary Robinette, Independent Director since: 2018 Age: 72

Erin Mulligan Nelson became a director of Skyline Champion on September 16, 2019. She currently serves as Chief Executive Officer of Social Solutions. Ms. Nelson most recently served as Chief Executive Officer of Calytera from September 2017 until March 2020. Previously, Ms. Nelson served as Executive Vice President and Chief Marketing Officer for SunPower Corporation, Bazaarvoice and Dell, Inc. Ms. Nelson has served on two private company boards and has a B.B.A. in International Business and Marketing from the University of Texas.

Gary Robinette became a director of Skyline Champion on June 1, 2018 in connection with the Exchange. Mr. Robinette served as a member of the Champion Enterprises Holdings, LLC Board of Managers starting in 2010. Mr. Robinette is Chairman of Associated Metals, LLC. He previously served as Chairman Emeritus of Ply Gem Industries Inc. until November 2020. He served as President and Chief Executive Officer of Ply Gem from 2006 through 2018. Mr. Robinette was elected Vice Chairman of the Ply Gem Board of Directors in May 2013 and was appointed Chairman of the Ply Gem Board of Directors in 2015. Prior to joining Ply Gem, Mr. Robinette served as Executive Vice President and COO at Stock Building Supply, formerly a Wolseley company, since September 1998, and was also a member of the Wolseley North American Management Board of Directors. Mr. Robinette held the position of President of Erb Lumber Inc., a Wolseley company, from 1993 to 1998 and served as Chief Financial Officer and Vice President of Carolina Holdings, which was the predecessor company of Stock Building Supply. Mr. Robinette received a B.S. in accounting from Tiffin University and an M.B.A. from Xavier University, where he has served as a member of the Board of Trustees. He also served as a member of the Policy Advisory Board of Harvard University’s Joint Center for Housing Studies and serves on the board of directors for two companies sponsored by private equity firms.

QUALIFICATIONS:

Ms. Nelson has extensive experience in marketing and communications. She has led brand strategy, global communications, social media, corporate social responsibility, global research, marketing talent development and agency management. Her additional experience on executive committees for corporate philanthropy, diversity and sustainability make her highly qualified to serve on our Board.

QUALIFICATIONS:

Mr. Robinette’s extensive experience as a senior executive at companies in the housing industry, as well as his experience as director of Champion Holdings and other companies, make him highly qualified to serve on our Board.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	7

⬛  PROPOSAL ONE: ELECTION OF DIRECTORS

Mark Yost, President and CEO Director since: 2019 Age: 49

Mark Yost became a director of Skyline Champion on April 30, 2019 in connection with being named Chief Executive Officer effective June 1, 2019. Mr. Yost joined Champion Holdings in June 2013 as Chief Financial Officer and Executive Vice President. In November 2016 he was named President of CHB. Previously Mr. Yost served as Chief Financial Officer and Executive Vice President for Severstal North America. Mr. Yost received his B.S. in finance and M.B.A. degrees from the University of Michigan.

QUALIFICATIONS:

Mr. Yost’s significant experience in the manufactured housing industry as a senior executive of Champion Holdings U.S. operations, as well as his extensive corporate finance, M&A, and strategic planning experience make him highly qualified to serve as a director for our Company.

BOARD COMPOSITION AND DIRECTOR INDEPENDENCE

Our business and affairs are managed under the direction of our Board. The Board strives to identify directors who represent a diverse range of viewpoints, backgrounds, skills, experience and expertise. Directors should possess the attributes necessary to be an effective member of the Board, including personal and professional integrity, high ethical values, sound business judgment, demonstrated business and professional skills, experience, and a commitment to the long-term interests of Skyline Champion and its shareholders. In evaluating candidates, the Nominating and Governance Committee also considers potential conflicts of interest, diversity, the extent to which a candidate would fill a present or anticipated need, and a candidate’s willingness and ability to devote adequate time to the activities of the Board. In any particular situation, the Nominating and Governance Committee may focus on individuals possessing a particular background, experience or qualifications that the Nominating and Governance Committee believes would be important to enhance the effectiveness of the Board. To retain flexibility, the Nominating and Governance Committee has not adopted minimum qualifications for director candidates. The Nominating and Governance Committee has engaged third party search firms to assist to identify qualified candidates and will consider director candidates recommended by shareholders. See “Process for Selecting Nominees and Shareholder Nominations” and “Shareholder Proposal Information” below for further information. In connection with the Exchange, the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with Champion Holdings and certain funds, the last remaining one of which is affiliated with MAK Capital (“MAK”), a shareholder holding greater than 5% of the Company’s outstanding shares of voting common stock, which included certain agreements relating to the composition of the Board. Under the Investor Rights Agreement, the Company is obligated to use its reasonable best efforts to cause the Board to nominate for election: (i) the Chief Executive Officer of the Company; (ii) up to one affiliated director nominated by MAK (subject to certain ownership thresholds); and (iii) the number of independent directors necessary to satisfy the rules of the New York Stock Exchange (“NYSE”). MAK continues to meet the ownership threshold and has nominated Mr. Kaufman.

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PROPOSAL ONE: ELECTION OF DIRECTORS  ⬛

The Board acknowledges the value of diversity across a broad spectrum of ethnicity, gender, experience, skills, and several other factors. The Company’s initial board was established following the Exchange in June 2018, and it continues to evolve on its path to identifying, nominating, and appointing the best possible candidates. In both its adopted Corporate Governance Guidelines and Nominating and Governance Committee Charter, the Board established diversity as an attribute in evaluating potential new directors. On February 2, 2021, the Board renewed its commitment to diversity by adopting an amendment to its By-Laws which requires that, for all open and new seats on the Skyline Champion Corporation Board of Directors, the Nominating and Governance Committee will require that the initial list of candidates from which it will select new management-supported director nominees include qualified diverse candidates, including but not limited to women and minority candidates. The Committee will direct any third-party consultant retained to assist in the selection to include such candidates in its initial list.

The Board has determined that Ms. Nelson and Messrs. Berman, Bernlohr, Capel, Firth, Kaufman, and Robinette are “independent directors” as that term is defined in the NYSE Listed Company Manual and under the Securities and Exchange Commission (“SEC”) rules and regulations. Mr. Anderson is expected to qualify as an independent director in June 2022.

In making this determination, the Board considered the relationships that Ms. Nelson and Messrs. Berman, Bernlohr, Capel, Firth, Kaufman, and Robinette have with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including ownership interests in the Company and arrangements between the Company and the director or his or her affiliates.

Neither we nor any of our subsidiaries are party to any material proceedings to which any of our directors, officers, affiliates, 5% or more shareholders, or any of their respective associates are a party. We do not believe that any of our directors, officers, affiliates, 5% or more shareholders, or any of their respective associates are adverse to us or any of our subsidiaries or have a material interest that is adverse to us or any of our subsidiaries.

MEETINGS AND COMMITTEES

The Board has three standing committees: Audit, Compensation, and Nominating and Governance. Each committee is composed solely of independent directors as that term is defined in applicable rules of the SEC and the NYSE, and all members of the Compensation Committee qualify as “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934. Each committee has a charter that describes the committee’s responsibilities. These charters are available under the “Corporate Governance” link on our website at www.skylinechampion.com or upon written request to our Corporate Secretary at Skyline Champion Corporation, 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084.

During the fiscal year ended April 3, 2021, the Board held twelve (12) meetings, three (3) of which were focused on reviewing issues presented by the onset of the COVID-19 pandemic. Each incumbent director during that year attended each of the meetings of the Board and the committees of the Board on which he or she served during the period that he or she served on the Board. During this same period, seven (7) executive sessions of the Board were held. Members of the Board are expected to attend and be present at the annual meeting of shareholders, and all then incumbent directors attended the 2020 annual meeting of shareholders.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	9

⬛  PROPOSAL ONE: ELECTION OF DIRECTORS

The table below lists the members and summarizes the responsibilities of the three committees during Fiscal Year 2021. Committee membership for Fiscal Year 2022 will be evaluated following the annual shareholders meeting.

Audit Committee Current Members: Michael Berman, Chair John Firth Erin Mulligan Nelson Gary Robinette Meetings in Fiscal 2021 6

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee is responsible for assisting the Board in its oversight of: (i) the integrity of the consolidated financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence, (iv) the performance of the Company’s internal audit function; and (v) the Company’s internal controls over financial reporting. It is also responsible for deciding whether to appoint, retain or terminate the Company’s independent auditors and pre-approving the audit, audit-related, tax, and other services, if any, to be provided by the independent auditors. The Audit Committee is also responsible for preparing the disclosures required by Item 407(d)(3)(i) of Regulation S-K and the reports required by the SEC rules to be included in the Company’s annual proxy statement.

The Board has determined that each of Ms. Nelson and Messrs. Berman, Firth and Robinette meet the definition of “independent director” under the rules of the NYSE and under Rule 10A-3 under the Securities Exchange Act of 1933, as amended (the “Exchange Act”), and that each is an “audit committee financial expert” within the meaning of the SEC’s regulations and applicable listing standards of the NYSE.

Compensation Committee Current Members: Timothy Bernlohr Eddie Capel, Chair Michael Kaufman Gary Robinette Meetings in Fiscal 2021 3	The Compensation Committee assists the Board in fulfilling its responsibilities relating to the compensation of the Company’s officers, directors, and employees, including establishing a compensation philosophy, assessing the adequacy of the Company’s overall compensation programs, and administering the Company’s compensation, benefit and equity-based plans. It is responsible for reviewing the Company’s overall compensation strategy and assessing whether such strategy provides the appropriate rewards and incentives for the Company’s management and employees, taking into account whether such rewards and incentives encourage undue or inappropriate risk taking by such personnel. The Compensation Committee is also responsible for: (i) reviewing and approving the corporate goals and objectives that may be relevant to the compensation of the Company’s Chief Executive Officer (“CEO”) and other executive officers; and (ii) evaluating the performance of the CEO and other executive officers in light of those goals and objectives; and (iii) setting the compensation of the CEO and other executive officers based on such evaluation. It is also responsible for reviewing and making such recommendations to the Board as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans that are subject to Board approval.

Nominating and Governance Committee Current Members: Michael Berman Timothy Bernlohr John Firth, Chair Michael Kaufman Meetings in Fiscal 2021 3	The Nominating and Governance Committee: (i) assists the Board in identifying individuals qualified to be directors, consistent with criteria approved by the Board; (ii) recommends director nominees to the Board for the next meeting of shareholders at which directors will be elected or to fill vacancies or newly created directorships; (iii) oversees the evaluation of the Board, its committees and management; and (iv) develops and implements sound corporate governance practices.

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CORPORATE GOVERNANCE OVERVIEW  ⬛

CORPORATE GOVERNANCE OVERVIEW

Skyline Champion is committed to good corporate governance.

We strive to maintain strong corporate governance practices that protect and enhance accountability for the benefit of Skyline Champion and all of its shareholders. We regularly review and continually refine our governance practices and policies to align with evolving practices and issues raised by our shareholders.

Our Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duties to shareholders. The Board has adopted Corporate Governance Guidelines and relies on the guidelines to provide that framework. The guidelines are not absolute rules and can be modified to reflect changes in Skyline Champion’s organization or business environment. The Board reviews the Corporate Governance Guidelines on an annual basis and, if necessary, modifies the guidelines to reflect current good governance practices and policies.

Skyline Champion’s Corporate Governance Guidelines, the charters of the committees of our Board and our Code of Conduct described below may be found in the Governance Documents section under the Governance tab on our website at www.skylinechampion.com or in print upon the submission of a request under the Contact Investor Relations section under the Resources tab on our website.

We believe part of effective corporate governance includes active engagement with our shareholders. We value the views of our shareholders and other stakeholders, and we communicate with them regularly and solicit input on a number of topics, such as business strategy, capital allocation, corporate governance, and executive compensation.

This section describes key corporate governance facts about our Company and practices that we have adopted.

ROLE OF OUR BOARD

The Board monitors our overall corporate performance, the integrity of our financial controls, risk management and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our short- and long-term strategic and business planning, and reviews with management its business plan, financing plans, budget, and other key financial and business objectives.

Members of the Board stay informed about our business through discussions with our Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them by management on a regular basis and in preparation for Board and committee meetings, and by participating in meetings of the Board and its committees. Senior management regularly reviews key portions of our business with the Board. These practices afford Board members the opportunity to actively participate in risk management assessment and raise questions and engage in discussions with management regarding areas of potential risk.

Skyline Champion’s governance processes address matters relating to Board operations that are fundamental to shareholder interests. The independent directors meet regularly without management present to evaluate Skyline Champion’s results, plans, and challenges, as well as management’s performance and the strength and development of Skyline Champion’s NEOs.

The Board is actively engaged in overseeing and reviewing Skyline Champion’s strategic direction and objectives, taking into account (among other considerations) Skyline Champion’s risk profile and exposures. The Board conducts an annual in-depth

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⬛  CORPORATE GOVERNANCE OVERVIEW

review of the business, which includes consideration of strategic, operational, competitive, financial, compliance, and other risk exposures. Skyline Champion currently separates the Board Chair and CEO functions, with each position held by a different individual. The Board considers the current constituency of management in evaluating whether a combined role is efficient and effective. At the present time, it is the assessment of the Board that separating these positions allows the CEO to focus on the Company’s business, while the Board Chair can focus on corporate governance matters.

Although the Board as a whole has responsibility for risk oversight, addressing risk-related issues as appropriate, three standing committees also oversee Skyline Champion’s risk profile and exposures relating to matters within the scope of each committee’s authority, and each reports to the Board about its deliberations. These committees are the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The Audit Committee considers audit, accounting, and compliance risk, as well as related matters, and it receives reports from its outside auditors, internal audit staff, and the Chief Financial Officer, among others. The Audit Committee is also responsible for the review of Skyline Champion’s major risk exposures (whether financial, operational, or otherwise), and the steps management has taken to monitor and control such exposures, and for evaluating management’s process to assess and manage Skyline Champion’s enterprise risk issues. The Compensation Committee considers the level of risk implied by Skyline Champion’s compensation programs, including incentive compensation programs in which the CEO and other employees participate. The Nominating and Governance Committee monitors potential risks to the effectiveness of the Board, notably director succession and the composition of the Board, taking into account current best governance practices, and the principal policies that guide Skyline Champion’s governance. Each of these committees operates under a written charter to promote clarity in its responsibilities and accountability among its members. These committees work in a coordinated way to address recurring matters and respond to unanticipated events.

CORPORATE GOVERNANCE GUIDELINES

The Board is guided by our Corporate Governance Guidelines. We believe our Corporate Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews our Corporate Governance Guidelines at least annually and occasionally more frequently, as needed. Our Corporate Governance Guidelines are posted in the Governance Documents section under the Governance tab on our website at www.skylinechampion.com.

In fiscal 2021, we made several corporate governance enhancements:

(1)

Our Board adopted a Compensation Recoupment Policy, which allows the Board to claw back compensation paid to executives under certain circumstances in the event of a restatement of Company financial statements.

(2)

Our Board also adopted stock ownership guidelines for senior management and non-employee directors. These guidelines are outlined in the “Compensation Discussion and Analysis” section of this proxy statement.

(3)	The Company contracted with a third-party vendor for company-wide compliance training.

CODE OF CONDUCT

Skyline Champion’s Code of Conduct applies to all members of the Board and all employees of Skyline Champion’s subsidiaries and affiliated entities, including our Chief Executive Officer and senior management. The Code of Conduct outlines the principles and policies governing our Company, and employees certify compliance annually. The standards in this Code of Conduct should be viewed as the minimum standards that the Company expects from its employees, officers, and directors, but the Code of Conduct does not supersede the Company’s specific policies and procedures. Our Code of Business Conduct and Ethics is posted in the Governance Documents section under the Governance tab on our website at www.skylinechampion.com.

12

CORPORATE GOVERNANCE OVERVIEW  ⬛

PROCESS FOR SELECTING NOMINEES AND SHAREHOLDER NOMINATIONS

Nominations of persons for election to the Board of Skyline Champion may be made in advance of any annual meeting of shareholders by or at the direction of the Board or by a proposing shareholder entitled to vote for the election of directors at the meeting (the “Nominating Shareholder”). Such shareholder nominations must be made pursuant to timely notice given in writing to the Company’s Secretary. See “Shareholder Proposal Information” below. The Nominating Shareholder’s notice must set forth, as to each person whom the Nominating Shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address, and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of Skyline Champion which are beneficially owned by such person, if any; (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (v) the qualifications of the nominee to serve as a director of the Company (as set forth below).

BOARD LEADERSHIP STRUCTURE

Skyline Champion has split the roles of CEO and Board Chair.

As non-executive chair of our Board, Mr. Bernlohr is responsible for presiding over Board meetings, executive sessions of the independent directors, and meetings of shareholders, attending meetings of the Board’s committees as appropriate, and assisting management in representing Skyline Champion to external groups as needed and as determined by the Board. The Board elects its chair annually.

Our CEO oversees the day-to-day affairs of Skyline Champion and directs the formulation and implementation of our strategic plans. We believe that this leadership structure is currently the most appropriate for Skyline Champion because it allows our CEO to focus primarily on our business strategy and operations while leveraging the experience of our Board Chair to direct the business of the Board.

Our Board periodically reviews this structure and recognizes that, depending on the circumstances, a different leadership model might be appropriate. The Board has no fixed policy on whether the roles of Board Chair and CEO should be separate or combined, which maintains flexibility based on Skyline Champion’s needs and the Board’s assessment of the Company’s leadership. Our corporate governance guidelines do provide that the Board appoint a lead independent director in the event the CEO is elected Board Chair or the Board Chair otherwise does not qualify as independent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2021, the Compensation Committee was comprised of Messrs. Bernlohr, Capel, Kaufman and Robinette. Mr. Kaufman is affiliated with MAK, the sole remaining Principal Shareholder (as defined below). For additional information regarding transactions between the Principal Shareholders and the Company, see “Certain Relationships and Related Person Transactions” below.

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⬛  CORPORATE GOVERNANCE OVERVIEW

BOARD’S ROLE IN STRATEGIC PLANNING

While the formulation and implementation of Skyline Champion’s strategic plan is primarily the responsibility of management, the Board plays an active role with respect to the Company’s strategy. This includes not only monitoring progress made in executing the strategic plan, but also regularly evaluating the strategy in light of evolving operating, economic, and other conditions. The Board carries out its role primarily through regular reviews of the Company’s strategic plan and discussions with management, which include both broad-based presentations and more in-depth analyses and discussions of specific areas of focus. In addition, regular Board meetings throughout the year include presentations and discussions with management on significant initiatives implementing the strategic plan; developments affecting an area of the Company’s business; and on trends, competition, and emerging challenges and opportunities. The Board also reviews the strategic plan, including actions taken and planned to implement the strategy, as part of its review and approval of the annual budget.

BOARD’S ROLE IN RISK OVERSIGHT

The Board’s oversight of risk management enhances the directors’ understanding of the risks associated with the Company’s strategic plan and its ability to provide guidance to and oversight of senior management in executing the Company’s strategy.

Our Board undertakes its responsibility to oversee risks to Skyline Champion through a risk governance framework designed to:

◾	identify critical risks;

◾	allocate responsibilities for overseeing those risks to the Board and its committees; and,

◾	evaluate the Company’s risk management processes.

The Board does not view risk in isolation. Rather, it considers risks in its business decisions in the ordinary course of the Board’s decisions and as part of the Company’s business strategy. This includes assessing potential cybersecurity risks and an ongoing review of the Company’s cybersecurity program.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

REGISTRATION RIGHTS AGREEMENT

On June 1, 2018, the Company, Champion Holdings and certain funds, each affiliated with one of Bain Capital Credit, LP (“Bain”), Centerbridge Partners, L.P. (“Centerbridge”), or MAK Capital (“MAK”) being the “Principal Shareholders”), and certain other parties, entered into a registration rights agreement providing for, among other things, customary demand registration rights, shelf registration rights, and “piggyback” registration rights in favor of the Principal Shareholders and Arthur J. Decio. Subsequently, the Company registered shares for its own account and for shares held by the Principal Shareholders and others. Bain and Centerbridge sold all their shares in the Company and, as a result, no longer have any material rights or obligations under the registration rights agreement. The Company did not sell any shares in connection with those registrations. MAK continues to hold registration rights in its favor, and its shares are registered for sale.

INVESTOR RIGHTS AGREEMENT

On June 1, 2018, the Company, certain Principal Shareholders, and Champion Holdings entered into the Investor Rights Agreement. MAK is the last of the Principal Shareholders to have rights under the Investor Rights Agreement, which provides for, among other things, certain information rights and certain agreements relating to the composition of the Board of Directors.

14

CORPORATE GOVERNANCE OVERVIEW  ⬛

RELATED PERSONS TRANSACTIONS POLICIES AND PROCEDURES

Any proposed arrangement that could give rise to a conflict of interest in which a director, officer or employee of the Company, any immediate member of their family, or any of their close associates is anticipated to receive a payment or other significant benefit, whether directly or indirectly, from the Company is to be reported to the Company’s legal or human resources department. Any such transaction involving an executive officer, director, or any of their respective immediate family members in which the amount involved exceeds $120,000 and in which any such persons will have (or may be reasonably expected to have) a direct or indirect material interest is to be reported to the Audit Committee for review and approval, except for employment relationships that have been approved by the Compensation Committee.

The Audit Committee will approve or ratify a related person transaction only if it determines that: (i) the transaction serves the best interests of Skyline Champion and its shareholders; or (ii) the transaction is on terms reasonably comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

SHAREHOLDER COMMUNICATION WITH DIRECTORS

Shareholders and other interested parties who have questions or concerns should contact our investor relations team. For questions and communications shareholders and other interested parties wish to address directly to the Board, the Board Chair, or independent directors, such parties should address such communications to the Board, Board Chair, independent directors or the particular committee or director, c/o Skyline Champion Corporation, 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084. All such communications should include a representation from the submitting shareholder setting forth the shareholder’s address and the number of shares of Skyline Champion common stock beneficially owned by the shareholder.

The Secretary is primarily responsible for monitoring communications from shareholders and will provide copies or summaries of such communications to the Board, the relevant committee, or the director to whom such communication is addressed, as the Secretary considers appropriate. Each shareholder communication will be forwarded if it relates to a substantive matter and includes suggestions or comments that the Secretary considers to be important for the directors, or director, to know. In general, shareholder communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than shareholder communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications. The Board will give appropriate attention to written communications on such issues and will respond as appropriate.

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⬛  CORPORATE GOVERNANCE OVERVIEW

EXECUTIVE OFFICERS

Set forth below is the biographical information concerning our executive officers as of April 3, 2021. Each of the executive officers was appointed by the Board at the Board Meeting following the Annual Meeting of the Board held on July 29, 2020.

Name	Age	Position

Mark Yost	49	President and Chief Executive Officer

Laurie Hough	51	Executive Vice President, Chief Financial Officer and Treasurer

Joseph Kimmell	62	Executive Vice President, Operations

Wade Lyall	49	Executive Vice President, Sales and Business Development

Robert Spence	64	Senior Vice President, General Counsel and Secretary

Timothy Burkhardt	49	Vice President and Controller

Mark Yost has served as Chief Executive Officer of Skyline Champion since June 1, 2019. Mr. Yost joined CHB in June 2013 as Chief Financial Officer and Executive Vice President. From November 2016 until his appointment as CEO he served as President. Previously Mr. Yost served as Chief Financial Officer and Executive Vice President for Severstal North America. Mr. Yost received his B.S. in finance and M.B.A. degrees from the University of Michigan.

Laurie Hough has served as Executive Vice President, Chief Financial Officer and Treasurer of Skyline Champion since June 1, 2018. Ms. Hough was, between October 2016 and June 1, 2018, the Executive Vice President and Chief Financial Officer of both Champion Holdings and CHB. Previously, Ms. Hough served as Vice President and Controller of Champion Holdings and CHB from July 2013 to October 2016, and Vice President of Accounting & Financial Reporting from October 2010 to July 2013. Prior to her time at Champion Holdings, Ms. Hough was Manager of Financial Consolidations at Chrysler Group LLC and Audit Manager at PwC. Ms. Hough is a licensed CPA and obtained her B.S. in Accounting from Oakland University.

Joseph Kimmell was named Executive Vice President, Operations for Skyline Champion effective July 1, 2019. Mr. Kimmell re-joined CHB in July 2010 as Regional Vice President of the Northeast Region. Previously, Mr. Kimmell served as general manager at various CHB facilities from 1997 until 2009, and as Regional Vice President, US Northeast Region of CHB from January 2011 to July 2019. Mr. Kimmell earned his B.S. in Economics from Indiana University.

Wade Lyall was named Executive Vice President, Sales and Business Development for Skyline Champion effective July 1, 2019. Mr. Lyall joined CHB in 2000 as a Sales Manager. Previously, Mr. Lyall served as of General Manager from 2002 until 2005, Regional Vice President of Sales and Marketing from 2005 until 2012, Regional Vice President of the South Region from 2012 until 2015 and was named Vice President of Sales and Business Development in 2015. Mr. Lyall received his B.S. of Business Administration from East Carolina University.

Robert Spence has served as Senior Vice President, General Counsel and Secretary of Skyline Champion since July 30, 2019. Previously, he served as Secretary, General Counsel and Vice President Administration of Neenah Enterprises, Inc. and General Counsel and Vice President of Business Development for SPX Corporation, Test and Measurement. He received his B.B.A. from the University of Michigan and J.D. from Wayne State University. Mr. Spence also serves as a Director of Neenah Enterprises, Inc.

Timothy Burkhardt has served as Vice President and Controller of Skyline Champion since June 1, 2018. Previously, Mr. Burkhardt served as the Vice President and Controller of Champion Holdings and CHB from October 2016 to June 2018 and Director of Financial Reporting of Champion Holdings from October 2012 to October 2016. Mr. Burkhardt is a licensed CPA and obtained his B.A. and M.B.A. in Accounting from Michigan State University.

16

CORPORATE SUSTAINABILITY  ⬛

CORPORATE SUSTAINABILITY

We believe that commitment to all stakeholders is critical to creating value for our customers, our shareholders, our employees, and in the communities in which we do business. As we have witnessed this year, we need to be perceptive and adapt to our ever-changing environment. But we most hold steadfast to our culture and mission as we strive to be good corporate stewards on our journey.

We demonstrate our commitment to Corporate Sustainability through company-wide and plant-specific programs and through our everyday business practices when providing high-quality, yet affordable homes to U.S. and Canadian homebuyers. Manufactured and modular homes cost up to fifty percent (50%) less per square foot than conventional site-built homes, expanding the opportunity for individuals to live the “American Dream” and own a home despite an ever-growing housing affordability gap.

SKYLINE CHAMPION BY THE NUMBERS 7,700 Employees in North America 40 Manufacturing Plants 3M Over 3 million homes built 70 Years of building manufactured housing

ENVIRONMENTAL

We manage our operations to minimize resource consumption and environmental impacts.

Skyline Champion continues to identify opportunities to reduce our environmental impact across our operations by reducing raw material waste, designing and constructing energy efficient homes, conserving our natural resources through recycling programs and reducing our carbon footprint by producing our homes in factories close to where our customers and employees live. Many of our U.S. manufacturing facilities are certified to produce Energy Star® energy efficient rated homes through a special EPA program for manufactured housing. Environmental sustainability is at the forefront of what we do every day.

We construct manufactured homes in controlled environments. Our efficient construction process results in less energy usage and material waste when compared to traditional on-site manufacturing. In many of our plants, we have transitioned to LED lighting, and we recycle insulation material, lumber, metals, paper and many other products. In the course of executing our expansion plans, we have repurposed older buildings, both revitalizing the local community and preserving vacant land. This reduces the need for new building materials and extensive deployment of construction equipment, and thus reduces carbon emissions.

On our journey, we have launched a program to participate in reforestation. With forestry products central to the construction of homes, we have initiated a program to plant one tree for every tree used in construction of our homes in fiscal 2022. Reforestation contributes to the environment by replenishing forests, reducing greenhouse gases, and protecting the watershed.

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⬛  CORPORATE SUSTAINABILITY

SOCIAL RESPONSIBILITY

As a nationwide provider of affordable housing, we acknowledge a social responsibility not only to the buyers of our homes, our retail and community customers and our employees, but also to the communities in which they live and work.

We manage our business in accordance with Skyline Champion’s Seven Core Operating Principles:

We appreciate each member of the Skyline Champion team and the unique skills and diversity of thought each provides to the overall success of the Company. We strive for an inclusive environment and reward individual contributions that foster innovative ideas for improving our work product and workplace. We do not tolerate discrimination or harassment of any kind including, but not limited to on the basis of gender identity, race, religion, age or disabilities. We are committed to the development of our employees. The Company follows standard onboarding and training protocols for our direct labor team members and offers management and OSHA training for our supervisors. We are committed to improving employee engagement and reducing turnover through these onboarding, training and mentoring activities. Depending on availability, our plants participate in local outreach programs and hire disadvantaged members of the local community.

In furtherance of our commitments to our employees and communities, the Company has adopted an internal Anti-Human Trafficking Policy applicable to all its operations and further engaged a third-party vendor to audit our supply chain annually to identify any potential risk of human trafficking occurring in our supply chain. A copy of our Anti-Human Trafficking Policy is available on our website under the Governance tab at www.skylinechampion.com.

We have built a diverse team with a wide range of experiences. At April 3, 2021, we employed 7,700 full and part time employees. Our human capital resource objectives include identifying, recruiting, training, retaining and incentivizing our employees. We offer our employees a competitive compensation package, including an array of benefits and we deem our relationship with our employees to be generally good.

At April 3, 2021, our manufacturing facilities in Canada employed approximately 900 workers and most of the workers belong to trade associations that operate under collective bargaining agreements. There are five collective bargaining agreements (one for each Canadian manufacturing facility) each having a separate expiration date. We are operating under an extension and continue to negotiate for one agreement that otherwise would have expired in May 2021, and the remaining agreements are set to expire in June 2021, June 2022, November 2022, and November 2023.

18

CORPORATE SUSTAINABILITY  ⬛

OUR U.S. WORKFORCE DEMOGRAPHIC

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⬛  CORPORATE SUSTAINABILITY

We are committed to conducting our business with integrity and in compliance with all applicable laws of the cities, states and countries in which we operate. Our above-referenced written Code of Conduct assists employees in this regard. We encourage employees to report concerns through a variety of channels, including a compliance and ethics line which allows for anonymous reporting. All reports are investigated and resolved. We also maintain an anti-retaliation policy such that any employee who reports a concern in good faith is protected from harassment, retaliation or any adverse employment consequence.

At many of our manufacturing facilities, team members volunteer throughout the community, sharing time and resources. We participate in local programs and support local food banks, holiday programs for those with special needs, Habitat for Humanity and other local charities as well as work-study programs with local community colleges and high schools.

We take the health and safety of our employees seriously. We expect each employee to follow our safety standards and protocols. We added an Environmental Health and Safety team member this year to benchmark and install best practices at our plants. Each of our locations performs regular safety audits to ensure that proper safety policies are in place and appropriate safety training is provided. In addition to training and development, we measure and report out on monthly safety metrics and regularly review our safety performance with our Board. In response to the COVID-19 pandemic, we implemented standards to operate in accordance with social-distancing protocols and public health authority guidelines. The Company also offered extended benefits to employees, including increased sick pay and waived premium payments on healthcare benefits for furloughed employees.

We measure our safety performance based on how many OSHA Recordable incidents and Lost Time Accidents occur in any given fiscal year as compared to the prior year and the industry as a whole. Since fiscal 2018 our OSHA Incident Rate has been declining, from 10.6 to 9.1 in fiscal 2021. Below is a measure of our safety performance under those two metrics in fiscal 2021 as measured against our performance in fiscal 2020 and the industry. During fiscal 2021, some instances of employees contracting COVID-19 in the workplace were considered “OSHA Recordable.” If we adjust for COVID-19 illnesses, our incident rate declined again in fiscal 2021 to 8.7, which represents a decline of 18.7% since fiscal 2018. The chart shows fiscal 2021 statistics both with and without these OSHA Recordable instances of COVID in the workplace. The industry numbers are from calendar year 2019. The 2020 calendar year industry statistics will not be available until approximately November 2021.

20

CORPORATE SUSTAINABILITY  ⬛

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	21

⬛  PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected EY as the independent registered public accounting firm of the Company for the year ending April 2, 2022. The Board of Directors has directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the 2021 Annual Meeting. If a quorum is present, the proposal to ratify the appointment of EY as independent registered public accounting firm will require approval by a majority of the votes cast in person or by proxy at the 2021 Annual Meeting. Shareholder ratification of the appointment is not required by law or otherwise. The Board is submitting this proposal to our shareholders for ratification because it believes it to be a good corporate practice.

If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain EY, but may still retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change would be in the best interests of Skyline Champion and our shareholders. Representatives of EY are expected to attend the 2021 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF SKYLINE CHAMPION AND OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

22

AUDIT COMMITTEE REPORT  ⬛

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of Skyline Champion’s Board of Directors by providing oversight of the integrity of the Company’s financial statements and internal controls, the Company’s independent and internal auditors, and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written charter adopted by the Board, which is reviewed annually and is available under the “Corporate Governance” link at www.skylinechampion.com. The members of the Audit Committee satisfy the independence and financial literacy requirements of the NYSE and the SEC.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the establishment of effective internal controls over financial reporting. EY, the Company’s independent registered public accounting firm, is responsible for auditing those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of Skyline Champion’s audited financial statements with generally accepted accounting principles and on the effectiveness of Skyline Champion’s internal controls over financial reporting. In this context, the Audit Committee met six (6) times in fiscal 2021 with management, EY and the Company’s internal auditors, to discuss, among other things, the audited financial statements of the Company and the matters required to be discussed by the applicable requirements of PCAOB and the SEC.

Management represented to the Audit Committee that the Company’s fiscal 2021 consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the fiscal 2021 consolidated financial statements with management and EY.

The Audit Committee has discussed with EY the matters required to be discussed by applicable auditing standards, including significant accounting policies and the quality, not just the acceptability, of the accounting principles utilized. The Audit Committee has also received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee has discussed with EY the firm’s independence. The Audit Committee concluded that EY is independent from the Company and management.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 3, 2021 for filing with the SEC.

AUDIT COMMITTEE

Michael Berman, Chair

John Firth

Erin Mulligan Nelson

Gary Robinette

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⬛  AUDITOR FEES AND PRE-APPROVAL POLICY

AUDITOR FEES AND PRE-APPROVAL POLICY

AUDITOR FEES AND SERVICES

The following table sets forth the aggregate fees billed to Skyline Champion by EY for professional services rendered for fiscal years 2021 and 2020:

Type of Fee	Fiscal 2021	Fiscal 2020

Audit Fees (1)	$1,574,305	$2,161,077

Audit-Related Fees (2)	123,278	—

Tax Fees (3)	190,499	242,416

All Other Fees (4)	—	—

Total Fees	$1,888,082	$2,403,493

(1)

Includes fees associated with the annual audit of Skyline Champion’s consolidated financial statements and the audit of Skyline Champion’s internal controls over financial reporting. It also includes fees associated with quarterly reviews of Skyline Champion’s unaudited consolidated financial statements.

(2)	Includes fees associated with the performance of due diligence procedures related to the acquisition of ScotBilt in fiscal 2021.

(3)	This category includes fees associated with tax compliance, consultation and planning services.

(4)	This category is not applicable.

PRE-APPROVAL OF AUDITOR FEES AND SERVICES

It is the Audit Committee’s policy that it must pre-approve all audit and permissible non-audit services to be performed by Skyline Champion’s independent auditors, the fees to be paid for those services and the time period over which those services are to be provided. On an annual basis, the independent auditors present a listing of all services they expect to perform for Skyline Champion in the ensuing one-year period, including fee estimates, in sufficient detail to enable the Audit Committee to perform an independent review of each proposed service. The Audit Committee reviews this list and approves appropriate services which, in the Audit Committee’s judgment, will not impair the auditor’s independence. With respect to any additional services proposed to be performed by the independent auditors during the year, management will evaluate the impact on the independent auditor’s independence and obtain Audit Committee approval for such service.

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining EY’s independence and has determined in their judgment that the provision of such services is compatible with maintaining EY’s independence.

Within the past two fiscal years, the accountant’s report provided by EY did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years, there were no disagreements between the Company and EY relating to any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure.

24

PROPOSAL THREE: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION  ⬛

PROPOSAL THREE: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

We are asking you to approve an advisory resolution approving the compensation of our NEOs as disclosed in this proxy statement. This vote is commonly referred to as a “Say on Pay” vote and is required by Section 14A of the Securities Exchange Act of 1934. Although this resolution is not binding, we value your opinion and our Compensation Committee will consider the outcome of this vote when making future decisions.

We believe our executive compensation program promotes the achievement of positive results for our shareholders, aligns pay and performance, and allows us to attract and retain the talented executives that drive our long-term financial success. The “Compensation Discussion and Analysis” section of this proxy statement beginning on page 26 describes in more detail how our executive compensation program operates and how it is designed to achieve our compensation objectives. The “Summary Compensation Table” and other compensation tables and narratives are found on pages 40 through 43.

We have adopted a policy providing for an annual “Say on Pay” vote. Accordingly, the next advisory vote on the compensation of our named executive officers will occur in 2022.

Our Board recommends that, on an advisory basis, shareholders vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3 ON AN ADVISORY BASIS.

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⬛  COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The Compensation Committee oversees an executive compensation program that is intended to align the interests of our executive officers with those of our shareholders, link compensation paid with performance achieved, and attract, retain and motivate our key executives. This section describes that program and the compensation earned in fiscal 2021 by our “NEOs”, who are listed in the table below.	Overview	26
	How We Make Compensation Decisions	27
	What We Pay and Why: Elements of Compensation	30
	Base Salary	30
	Annual Incentive Bonus	30
	Long-Term Equity Awards	32
	Compensation Mix	36
	Additional Information	37

Our NEOs for fiscal 2021 are:

Mark Yost President and Chief Executive Officer	Laurie Hough Executive Vice President, Chief Financial Officer and Treasurer	Joseph Kimmell Executive Vice President, Operations	Wade Lyall Executive Vice President, Sales and Business Development	Robert Spence Senior Vice President, General Counsel and Secretary

26

COMPENSATION DISCUSSION AND ANALYSIS  ⬛

HOW WE MAKE COMPENSATION DECISIONS

The Compensation Committee oversees our executive compensation program and determines all executive officer compensation.

COMPENSATION PHILOSOPHY AND OBJECTIVES

We have a pay-for-performance philosophy. The Compensation Committee believes that the best way to implement this philosophy is by tying a significant portion of our executives’ total direct compensation to the attainment of both annual financial goals and multi-year stock price appreciation, including measuring performance against peers.

The Compensation Committee has established the following objectives for our executive compensation program:

◾	Align the interests of executive officers with the financial interests of our shareholders.

◾	Encourage the achievement of our key strategic, operational and financial goals.

◾

Link incentive compensation to Company and stock price performance, which the Compensation Committee believes promotes a unified vision for senior management and creates common motivation among our executives.

◾	Attract, retain and motivate executives with the talent necessary to drive our long-term success.

◾	Provide the Compensation Committee the flexibility to respond to the continually changing environment in which we operate.

The key elements of our executive compensation program are base salaries, annual incentive bonuses and long-term equity incentive awards. The Compensation Committee generally reviews our executive compensation program and plans annually and, following this review, makes determinations regarding base salaries, annual incentive bonus targets and long-term equity award targets. The Compensation Committee makes decisions regarding each element of pay to further the objectives described above. The specific ways in which each element of compensation supports these objectives are described beginning on page 30. For fiscal 2021, the Compensation Committee’s review was initiated just before the onset of the COVID-19 pandemic. With the uncertainty surrounding the impact of COVID-19, the Compensation Committee determined it was appropriate to not make any adjustment to our NEO’s salaries, short-term, or long-term compensation for fiscal 2021.

The Compensation Committee recognizes the impact that an adjustment to one element of compensation may have on other elements. For example, an increase in an officer’s base salary will result in a larger target annual bonus value because target bonus dollars are the product of base salaries and target bonus percentages. Thus, the Compensation Committee considers the individual elements, their relationships and each executive officers’ total compensation when making compensation decisions.

The Compensation Committee considers the value of stock-based compensation as an element of our executive compensation program at the time of grant of an equity award, not at the time of exercise or vesting.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	27

⬛  COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION CONSULTANT

The Compensation Committee engages a compensation consultant for access to independent compensation data, analysis and advice. The Compensation Committee retained Lyons, Benenson & Company Inc. (“LB&Co.”) to assist it in making decisions regarding the compensation of our executive officers for fiscal 2021. The Compensation Committee utilized the services of LB&Co. during fiscal 2020 as well. Under its charter, the Compensation Committee has the authority to hire, oversee and terminate compensation consultants, as well as to approve compensation consultant fees and any other terms of the engagement.

The Compensation Committee continues to work with a retained independent compensation consultant.

Compensation Committee members have direct access to the compensation consultant without going through management. LB&Co. did not provide services to Skyline Champion other than those it provided to the Compensation Committee.

The Compensation Committee assesses its compensation consultant’s independence annually. It assessed LB&Co.’s independence in fiscal 2021 in accordance with the standards of the NYSE and any applicable rules and regulations of the SEC. The Compensation Committee concluded that no conflict of interest exists that would prevent LB&Co. from independently advising the Compensation Committee.

The Compensation Committee’s compensation consultant attends the Compensation Committee’s meetings as requested and provides analysis and recommendations that inform the Compensation Committee’s decisions. LB&Co. assisted the Compensation Committee in fiscal 2021 by analyzing and providing recommendations with regard to total direct compensation for the Company’s executive team.

LB&Co. also assisted the Compensation Committee in setting appropriate performance criteria for the Company’s equity program and by providing general compensation advice.

COMPENSATION RISK ASSESSMENT

During fiscal 2021, the Compensation Committee assessed the Company’s compensation policies and practices to evaluate whether they created risks that were reasonably likely to have a material adverse effect on Skyline Champion. Based on its assessment, the Compensation Committee concluded that Skyline Champion’s compensation policies and practices, in conjunction with its existing generally applicable processes and controls, did not motivate employees to take risks that were reasonably likely to have a material adverse effect on the Company.

MANAGEMENT’S ROLE

The Compensation Committee makes all executive compensation decisions exercising its own independent judgment. The CEO may assist the Compensation Committee by recommending base salary levels, annual incentive bonus objectives and targets, and individual long-term equity awards for executives other than himself. Management does not have any decision-making authority over executive compensation. Management does assist the Compensation Committee with the preparation of meeting agendas and prepares materials for those meetings as directed by the Compensation Committee.

CONSIDERATION OF THE MOST RECENT ADVISORY “SAY-ON-PAY” VOTE

At the 2020 annual shareholders meeting, our shareholders approved our executive compensation program, with approximately 96.4% of the votes cast in favor of the program. This represented a significant majority of our shareholders and the Compensation Committee viewed this as positive support for our executive compensation program. The Compensation Committee continues to monitor shareholder feedback and support of the Company’s compensation practices actively.

28

COMPENSATION DISCUSSION AND ANALYSIS  ⬛

PEER GROUP

As with fiscal 2020, the Compensation Committee reviewed market compensation data provided by its independent consultant to determine whether the fiscal 2021 compensation opportunities of the NEOs were appropriate and competitive.

The Compensation Committee reviewed the Company’s peer group from fiscal 2020 and replaced three companies previously designated as peers because each had been involved in a commercial transaction that altered its market capitalization such that the Compensation Committee determined that it no longer qualified as a peer.

The Company replaced the previously designated peers with more appropriate peer companies based on an analysis by LB&Co. and the Compensation Committee’s independent judgment. The company’s peers now fall within a reasonable range (both above and below Skyline Champion) of comparative factors such as revenue, return on invested capital, operating margin and one- and three-year total shareholder return. These peers are considered to be within complementary industries — namely homebuilding, building products, and recreational vehicles.

American Woodmark Corporation	M.D.C. Holdings, Inc.
Beazer Homes USA, Inc.	M/I Homes, Inc.
Cavco Industries, Inc.	Meritage Homes Corporation
Century Communities, Inc.	Patrick Industries, Inc.
Hovnanian Enterprises, Inc.	Quanex Building Products Corporation
Installed Building Products, Inc.	TRI Pointe Group, Inc.
LCI Industries	Winnebago Industries, Inc.
LGI Homes, Inc.

The Compensation Committee considers a blend of peer group data and broader survey data in benchmarking compensation. The Compensation Committee believes that this mix of data provides the most comprehensive view of executive compensation levels and practices at companies against whom we compete for talent, and it also allows the Compensation Committee to ensure that Skyline Champion continues to provide appropriate and competitive compensation opportunities. This mix of data also allows the Compensation Committee to obtain broader market context with regard to certain positions that may not exist in a comparable form at every company in our peer group or that may not qualify as a NEO at every company in our peer group. In addition to the peer group and survey data that the Compensation Committee uses to assess the competitive marketplace, the Compensation Committee considers the Company’s performance as well as each executive’s individual performance and ability to assume increasing responsibilities within the company, internal pay equity and succession planning.

The Compensation Committee generally uses competitive data as a reference in setting the base salaries, target annual incentive bonus opportunities and the long-term equity award grant date values for our NEOs. Our annual and long-term incentive plans are designed to further reward our NEOs and other employees when the Company performs well both on an annual basis and over the longer term. In particular, if the Company delivers sustained increases in shareholder value, the long-term equity awards are targeted to provide an opportunity for total direct compensation beyond the median of the blended peer/survey data.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	29

⬛  COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE PAY AND WHY: ELEMENTS OF COMPENSATION

The key elements of compensation for our NEOs are base salary, an annual incentive cash bonus and annual long-term equity awards. Together, these elements make up total direct compensation for fiscal 2021.

Base Salary	+	Annual Incentive Bonus	+	Long-Term Equity Awards	=	Total Direct Compensation

This section describes these elements and details the amounts earned by our NEOs in fiscal 2021.

BASE SALARY

We pay competitive base salaries to retain key executive officers and attract the new talent necessary for our long-term success. An executive officer’s base salary generally reflects the executive officer’s responsibilities, tenure and job performance, as well as the market for the officer’s services. The Compensation Committee reviews officer base salaries annually. When the Compensation Committee reviews base salaries, it considers the reports and advice provided by its independent compensation consultant, the peer group and survey data described above, and the recommendations of our CEO for executives other than himself.

With the uncertainty surrounding the impact of COVID-19, the Compensation Committee determined it was appropriate to not make any adjustment to our NEO’s salaries, short-term, or long-term compensation for fiscal 2021.

Name	Fiscal 2021 Base Salary ($)	Fiscal 2020 Base Salary ($)

Mark Yost	600,000	600,000

Laurie Hough	425,000	425,000

Joseph Kimmell	350,000	350,000

Wade Lyall	350,000	350,000

Robert Spence	325,000	325,000

Keith Anderson (1)	—	625,000

(1)	Keith Anderson is included in the table since he was an NEO for a portion of fiscal 2020.

ANNUAL INCENTIVE BONUS

We maintain an annual incentive bonus plan to drive the achievement of our short-term (annual) financial goals. The amount of the incentive bonus actually paid depends on our performance, which is measured at year end relative to the objective performance goals established by the Compensation Committee at the beginning of each fiscal year. Bonuses are not guaranteed.

The Compensation Committee sets robust performance targets for our annual incentive plan to drive the achievement of Skyline Champion’s financial goals. The Compensation Committee determines all incentive bonuses in accordance with the Skyline Champion Corporation Annual Performance-Based Bonus Plan (“Bonus Plan”).

The primary measures in calculating the Corporate Performance Achievement factor are performance against the Company’s plan EBITDA, which accounted for sixty-five percent (65%) of the annual incentive bonus in fiscal 2021, and a metric to focus management on achieving improved market share within the single family home market, which accounted for the remaining thirty-five percent (35%). The participants in the Bonus Plan can earn a multiplier of between zero percent (0%) and two hundred percent (200%) of the annual incentive target, depending on the level of achievement of these two metrics.

30

COMPENSATION DISCUSSION AND ANALYSIS  ⬛

The Bonus Plan grants the Compensation Committee discretion to adjust the amount of any bonus paid to a NEO based on individual performance. The Compensation Committee may also decide not to pay a bonus even when performance goals have been satisfied. A full discussion of the annual incentive bonus performance metrics is included in the below chart on page 32.

We calculate bonuses using the following formula:

Base Salary	x	Target Percentage of Base Salary	x	Performance Achievement	=	Annual Incentive Payment

Base salaries, which are the first component of this formula, are discussed above. Target Percentage of Base Salary is an individual’s incentive bonus target expressed as a percentage of base salary. This percentage differs among our NEOs depending on their level of responsibility and, like other compensation metrics, was not adjusted from fiscal 2020. The percentage for our NEOs is set forth below for fiscal 2021.

Name	Fiscal 2021 Base Salary ($)	Annual Incentive Target %	Annual Incentive Target $

Mark Yost	600,000	100%	600,000

Laurie Hough	425,000	75%	318,750

Joseph Kimmell	350,000	75%	262,500

Wade Lyall	350,000	75%	262,500

Robert Spence	325,000	75%	243,750

The following table reflects the annual incentive targets, performance achievement and bonus earned for each of our NEOs for fiscal 2021.

Name	Fiscal 2021 Base Salary ($)	Annual Incentive Target %	Annual Incentive Target $	Annual Incentive Maximum $	Performance Achievement (% of Payout)	Fiscal 2021 Annual Incentive Bonus ($)

Mark Yost	600,000	100.0%	600,000	1,200,000	130.0%	780,000

Laurie Hough	425,000	75.0%	318,750	637,500	130.0%	414,375

Joseph Kimmell	350,000	75.0%	262,500	525,000	130.0%	341,250

Wade Lyall	350,000	75.0%	262,500	525,000	130.0%	341,250

Robert Spence	325,000	75.0%	243,750	487,500	130.0%	316,875

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	31

⬛  COMPENSATION DISCUSSION AND ANALYSIS

The following is a description of the process used to determine actual performance against targets and determine payouts for the annual incentive bonus.

Step One: Select Performance Measure

For fiscal 2021, the Compensation Committee decided that the NEOs would have two primary company-wide metrics upon which performance would be measured (collectively, the “Performance Achievement” factor). The following chart provides detail on the metrics established by the Compensation Committee for fiscal 2021.

Performance Measure and Weighting	Consolidated Adjusted EBITDA 65% Single Family Completions Market Share 35%

		Consolidated Adjusted EBITDA (in thousands)	Single Family Completions Market Share
Step Two: Select Performance Targets	Threshold	$45,800	2.21%
	Target	$65,400	2.33%
	Over-Perform	$78,500	2.38%
	Maximum	$91,600	2.43%
Step Three: Select Performance Achievement

The Compensation Committee then established the following performance payout scale for each Company performance goals for fiscal 2021:

◾  50% if the threshold goal was achieved

◾  100% if the target goal was achieved

◾  150% if the over-perform goal was achieved

◾  200% if the maximum goal was achieved

If the threshold performance goal for a particular metric was not achieved, no incentive bonus would be paid with respect to that metric. The performance adjustment factors are determined using straight-line interpolation when our actual performance falls between two performance targets.

Step Four: Assess Performance Against Targets and Determine Payouts	For fiscal 2021, the Compensation Committee confirmed that the Company achieved $134.8 million in Consolidated Adjusted EBITDA and Single Family Completions Market Share of 2.12% resulting in a weighted average percentage of achievement of Company goals of 130%. Based on these results, the Compensation Committee confirmed the Performance Adjustment factor to be applied to each NEO’s target incentive amount shown in the table above.

LONG-TERM EQUITY AWARDS

We grant long-term equity awards to align the interests of our executives with those of our shareholders, by tying our executives’ long-term compensation directly to growth in the Company’s stock price and to the achievement of our strategic goals. We also believe that long-term equity awards are an important retention tool.

In fiscal 2021, just as in fiscal 2020, we granted each of our NEOs three types of long-term equity awards.

1)	Stock options – comprising approximately 35% of the total long-term equity grant;

2)	Performance stock units (“PSUs”)* – comprising approximately 35% of the total long-term equity grant; and

3)	Restricted stock units (“RSUs”) – comprising approximately 30% of the total long-term equity grant.

*

The value of these awards reflected in the table below on page 35 and in the Summary Compensation Table on page 40 is the grant date fair value determined for accounting purposes using a Monte Carlo simulation model, which applies a valuation factor to the target award to estimate the probable outcome of the performance conditions and resulted in a lower grant date fair value than the target value described above.

32

COMPENSATION DISCUSSION AND ANALYSIS  ⬛

Following the Exchange, the Company adopted the 2018 Equity Incentive Plan (“Equity Incentive Plan”) to advance the interests of the Company by providing for the grant of stock and stock-based incentive awards to participants. All of the long-term equity grants in fiscal 2021 and 2020 were made pursuant to the Equity Incentive Plan.

In determining the number of options, PSUs, and RSUs to award, the Compensation Committee considered the NEO’s role at the Company, the NEO’s employment agreement, if any, benchmarking data, our recent financial performance, the performance of our common stock, the fair market value, the expense and the dilutive effect of any potential awards, succession planning, and the importance of retaining the officer’s services. The Compensation Committee also solicited the advice of its independent compensation consultant and the opinion of the Company’s CEO except with respect to the awards to the CEO. The CEO generally gives the Compensation Committee an initial recommendation for annual long-term equity awards for the other NEOs. The Compensation Committee reviews this recommendation and makes its own independent determination.

Stock Options

Each stock option represents the right to purchase one share of our common stock at the exercise price, or “strike” price. Except in the case of certain incentive stock options which were not granted in fiscal 2021, the Equity Incentive Plan requires that the strike price of a stock option be no less than 100% of the closing price of a share of the Company’s common stock as reported on the NYSE on the date of the stock option grant. However, the Equity Incentive Plan also permits the Compensation Committee to choose a higher strike price. The Compensation Committee granted stock options to the NEOs on January 4, 2021 using a Volume Weighted Average Price (“VWAP”) based on the trailing 30 days of trading activity, which resulted in a strike price above the value of the common stock on the grant date.

Subject to continued employment by or service to the Company on each vesting date, our option awards generally vest in equal annual installments on each of the first three anniversaries of the vesting commencement date. The awards expire on the tenth anniversary of the grant date. In addition, if the NEO’s employment or other service relationship with the Company or any of the Company’s subsidiaries is terminated without “cause” (as defined in the Equity Incentive Plan) or if the NEO resigns employment for “good reason” (as defined in the option award agreement), then the next one-third of shares subject to the stock option that would have vested had such NEO remained employed or in service shall vest upon such termination of employment or service. Further, the unvested portion of the stock option shall vest in full upon the NEO’s termination of employment or service due to death or disability (“disability” being defined in the Equity Incentive Plan).

The NEO’s stock option award agreement also incorporates provisions with respect to perpetual confidentiality, as well as non-competition and non-solicitation provisions that apply during employment and for eighteen (18) months following the NEO’s termination of employment for NEOs with employment agreements, and twelve (12) months for NEOs without employment agreements. A breach by the NEO of such provisions, depending on when such breach occurred, could result in the NEO’s termination of employment for cause and the termination of the stock option award, or action taken under the company’s Compensation Recoupment Policy.

We believe that granting stock options supports our pay-for-performance philosophy by aligning management and shareholder interests. That is, our executives only realize gains to the extent our share price rises over that of the strike price, thereby tying compensation that can be realized to stock price appreciation. In addition to promoting alignment of management and shareholder interests, the three-year vesting schedule and ten-year exercise term of our options ensures that our executives are appropriately focused on Skyline Champion’s long-term strategic goals. This vesting schedule also operates as a retention tool.

Performance Stock Units

PSUs vest in a cliff at the conclusion of a three-year performance period on the basis of the Company’s achievement of total shareholder return relative to select peer group companies. Depending on the level of achievement, PSUs represent the right to receive between 0% and 150% of a targeted number of shares of our common stock. For PSUs granted in fiscal 2021, the Compensation Committee used relative total shareholder return as the PSU performance measure. For these grants, performance will be measured using the Company’s percentile ranking within a performance peer group as included in Exhibit 10.10 to Skyline Champion’s Annual Report on Form 10-K for the fiscal year ended April 3, 2021.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	33

⬛  COMPENSATION DISCUSSION AND ANALYSIS

The funding formula governing the earnout of the PSUs is set forth below.

	Percentile Rank		Payout %

Threshold	50	th	50%

Target	65	th	100%

Maximum	80	th	150%

The actual payout percentage is determined using straight-line interpolation for performance that falls between the threshold and the target levels or between the target and the maximum levels. If the threshold performance goal is not achieved, the PSUs do not vest and no shares will be earned. PSUs awarded in 2021 will vest, if at all, at the end of the three-year performance period concluding on January 4, 2024. The PSUs will also vest upon a change in control (as such term is defined in the PSU award agreement) provided that the NEO is employed by or otherwise providing services to the Company on the date of such change in control.

In addition, if the NEO’s employment or other service relationship with the Company or any of the Company’s subsidiaries is terminated without “cause” (as defined in the Equity Incentive Plan) or if the NEO resigns employment for “good reason” (as defined in the PSU award agreement), in either case prior to the vesting of the PSUs, then a specified percentage of the PSUs as described in the PSU award agreement shall remain outstanding and eligible to vest based on actual performance for one year following such termination of employment or service, but only if they otherwise would have vested. In the event there is no vesting event within one year of termination, the PSUs will forfeited and cancelled for no consideration.

The NEO’s PSU award agreement also incorporates provisions with respect to perpetual confidentiality, as well as non-competition and non-solicitation provisions that apply during employment and for eighteen (18) months following the NEO’s termination of employment for NEOs with employment agreements, and twelve (12) months for NEOs without employment agreements. A breach by the NEO of such provisions, depending on when such breach occurred, could result in the NEO’s termination of employment for cause and the termination of the PSU award, or action taken under the company’s Compensation Recoupment Policy.

The Compensation Committee considers PSUs to be a key component of our pay-for-performance philosophy because the PSUs directly tie the amount of equity that can be earned to Skyline Champion’s shareholder return, which directly aligns the interests of our executives and our shareholders. For this reason, the Compensation Committee believes relative total shareholder return to be an appropriate reflection of the Company’s performance. In addition, the multi-year performance period serves as a retention tool and ensures that our executives are appropriately focused on Skyline Champion’s long-term strategic and financial goals.

Restricted Stock Units

The Company granted RSUs to the NEOs on January 4, 2021 that are subject to continued employment by, or other service to the Company through each vesting date. The RSUs, generally vest in equal installments on each of the first three anniversaries of the vesting commencement date. We believe the RSUs deliver a meaningful long-term incentive that balances risk and potential reward. These awards also serve as an effective retention tool to motivate our NEOs to remain with the Company and continue to drive performance. RSU awards are only earned if the individual continues to be employed by or otherwise provides service to the Company through the applicable vesting dates of the awards. Delivery of the shares underlying the vested RSUs will occur upon the earlier of the third anniversary of the grant date or the occurrence of a change in control (as such term is defined in the RSU award agreement).

In addition, if the NEO’s employment or other service relationship with the Company or any of the Company’s subsidiaries is terminated without “cause” (as defined in the Equity Incentive Plan) or if the NEO resigns employment for “good reason” (as defined in the RSU award agreement), then the next one-third of RSUs that would have vested had such NEO remained

34

COMPENSATION DISCUSSION AND ANALYSIS  ⬛

employed or in service shall vest upon such termination of employment or service. Further, the unvested RSUs subject to the award shall vest upon the NEO’s termination of employment or service due to death or disability (“disability” being defined in the Equity Incentive Plan), with delivery on the earlier of the third anniversary of the grant date or the one year anniversary of such termination.

The NEO’s RSU award agreements also incorporate provisions with respect to perpetual confidentiality, as well as non-competition and solicitation provisions that apply during employment and for eighteen (18) months following the NEO’s termination of employment for NEOs with employment agreements, and twelve (12) months for NEOs without employment agreements. A breach by the NEO of such provisions, depending on when such breach occurred, could result in the NEO’s termination of employment for cause and the termination of the RSU award, or action taken under the company’s Compensation Recoupment Policy.

Fiscal 2021 Long-Term Equity Awards

In fiscal 2021, as described above and noted below, the Compensation Committee approved the grant of stock option, PSU, and RSU awards to our NEOs as part of our annual long-term equity award process, in the same amounts as those awarded in fiscal 2020.

Name	Grant Date Fair Value of Stock Options ($)	Grant Date Fair Value of PSUs ($)	Grant Date Fair Value of RSUs ($)	Total Grant Date Fair Value ($)

Mark Yost	427,927	429,645	389,440	1,247,012

Laurie Hough	202,076	202,889	183,901	588,866

Joseph Kimmell	110,947	111,392	100,954	323,293

Wade Lyall	110,947	111,392	100,954	323,293

Robert Spence	103,022	103,445	93,751	300,218

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	35

⬛  COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION MIX

As our executives assume more responsibility, we generally increase the percentage of their compensation that is performance-based. We do not have a pre-established policy or target for allocation between specific compensation components. The following charts, however, show that the majority of target total direct compensation for both our CEO and our other NEOs as a group is not fixed but rather is variable and will be earned or paid, as applicable, based on Company and/or individual performance and/or stock price. The following charts and tables reflect the target total direct compensation (base salary, target annual incentive bonus and long-term equity grants (in the case of PSUs, assuming target performance)) set by the Compensation Committee.

CEO Annual Total Direct Compensation	Average NEO Annual Total Direct Compensation

The table below illustrates how the target annual total direct compensation set by the Compensation Committee for each of our continuing NEOs was allocated between fixed and variable compensation for fiscal 2021, as well as the breakdown of variable compensation that was based on annual and long-term Company performance and/or stock price.

	Percentage of Annual Total Direct Compensation		Percentage of Annual Variable Compensation

Name	Fixed	Variable	Annual	Long-Term

Mark Yost	25%	75%	32%	68%

Laurie Hough	32%	68%	35%	65%

Joseph Kimmell	37%	63%	45%	55%

Wade Lyall	37%	63%	45%	55%

Robert Spence	37%	63%	45%	55%

36

COMPENSATION DISCUSSION AND ANALYSIS  ⬛

ADDITIONAL INFORMATION

EMPLOYMENT AGREEMENTS

Ms. Hough and Messrs. Yost and Spence have employment agreements with the Company. The employment agreements of Ms. Hough and Messrs. Spence and Yost provide for a base salary, annual target and maximum bonus opportunities, grants under the Equity Incentive Plan, participation in the Company’s broad-based employee benefit plans, severance benefits in the event of certain types of termination of employment (as described in more detail under “Potential Payments Upon Termination or Change-in-Control”), and reimbursement of reasonable business-related expenses (subject to any limitations or restrictions imposed by our Board).

SEVERANCE ARRANGEMENTS

The Champion Home Builders, Inc. Separation Allowance Plan (“Separation Plan”) applies broadly to eligible participants who have at least twelve (12) months service with the Company and allows for management discretion in determining, on a case-by-case basis, a separation allowance and a period of benefits continuance in the event the participant’s employment is involuntarily terminated by the Company. The Separation Plan generally provides for severance payments based on the recipient’s position and years of service with the Company and excludes from participation any executive officer or other person with an individual separation agreement or other written agreement that provides for post-termination benefits.

BENEFIT, RETIREMENT AND DEFERRED COMPENSATION PLANS

Our executive officers participate in the same employee benefit plans that are made available to Skyline Champion employees generally. These benefits are intended to be part of a competitive compensation package.

We do not provide a defined benefit pension plan for our NEOs or other employees. Our currently employed NEOs are eligible to participate in our 401(k) plan (the “401(k) Plan”) on the same terms as are generally provided to our full-time U.S. salaried employees. Pursuant to a Company approved amendment to the 401(k) Plan during fiscal 2019, the Company provides matching contributions in respect of a portion of the participant’s elective deferrals under the 401(k) Plan.

CLAWBACK

In November 2020, the Company adopted a Compensation Recoupment Policy. The Policy permits the Compensation Committee to review the Performance-Based Compensation of one or more Executives for a three-year period preceding the date on which any determination is made that a restatement of the Company’s financial statements is necessary. Performance-Based Compensation is defined to include bonus, equity awards and any other incentive compensation. In its discretion, the Compensation Committee may elect to use reasonable efforts to recover any excess compensation (calculated as the difference between what should have been awarded under the restated financial statements and what was awarded) paid to an Executive if the Board determines that such Executive engaged in intentional misconduct which materially contributed to the need for a restatement. The Policy lists a set of factors for the Committee to evaluate in determining whether to seek to recover the excess compensation or whether to conclude that doing so would be (i) unreasonable or (ii) contrary to the best interests of the Company.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	37

⬛  COMPENSATION DISCUSSION AND ANALYSIS

STOCK OWNERSHIP GUIDELINES

In fiscal 2021, the Company implemented Stock Ownership Guidelines for Senior Management and Independent, Non-Employee Directors. The policy sets a minimum threshold of stock ownership to be achieved by each within three (3) years of the later of the Effective Date of the guidelines or first becoming an equity plan participant. The Guidelines prescribe the following holdings:

Position	Holding Requirement

CEO	3 times salary

CFO	1.5 times salary

Other Section 16 Officers	1 times salary

Non-employee Directors	3 times annual cash retainer

The Guidelines provide the Compensation Committee with discretion to take certain actions against an executive officer or independent non-employee director until the Guidelines are met by the participant. As of April 3, 2021, our CEO, CFO and all of our Section 16 Officers and Non-employee Directors were in compliance with the plan’s holding requirements.

PROHIBITION ON HEDGING AND PLEDGING

The Company’s Insider Trading Policy prohibits all Skyline Champion associates who are subject to pre-clearance procedures from engaging in any hedging or pledging transactions involving Skyline Champion stock. This prohibition applies to both our NEOs and our non-employee directors.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. We also consider the tax-deductibility of compensation, but it is not our sole consideration.

38

COMPENSATION COMMITTEE REPORT  ⬛

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Skyline Champion Corporation Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Skyline Champion’s Annual Report on Form 10-K for the fiscal year ended April 3, 2021.

THE COMPENSATION COMMITTEE

Timothy Bernlohr

Eddie Capel, Chair

Michael Kaufman

Gary Robinette

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	39

⬛  COMPENSATION TABLES

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE FOR FISCAL 2021

The table below shows the compensation paid to or earned by our NEOs in fiscal 2021, 2020, and 2019

Name and Principal Position	Year	Salary ($) (1)(2)	Bonus ($)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation		Total ($)

Mark Yost President and Chief Executive Officer	2021	600,000	—	819,085	427,927	780,000	—	8,550	(6)	2,635,562
	2020	561,538	—	1,703,059	717,767	675,936	—	8,794	(6)	3,667,094
	2019	395,833	—	10,464,721	65,336	722,000	—	2,375	(6)	11,650,265

Laurie Hough Executive Vice President, Chief Financial Officer and Treasurer	2021	425,000	—	386,790	202,076	414,375	—	8,550	(6)	1,436,791
	2020	421,154	—	593,701	338,955	371,786	—	8,746	(6)	1,734,342
	2019	312,500	—	5,712,002	51,581	534,375	—	2,596	(6)	6,613,054

Joseph Kimmell Executive Vice President, Operations	2021	350,000	—	212,346	110,947	341,250	—	2,019	(6)	1,016,562
	2020	342,308	—	325,916	186,097	300,949	—	8,015	(6)	1,163,285
	2019	208,333	—	4,991,964	22,924	375,000	—	1,731	(6)	5,599,952

Wade Lyall Executive Vice President, Sales and Business Development	2021	350,000	—	212,346	110,947	341,250	—	—		1,014,543
	2020	342,308	—	325,916	186,097	300,949	—	—		1,155,270
	2019	208,333	—	4,991,964	22,924	375,000	—	—		5,598,221

Robert Spence Senior Vice President, General Counsel and Corporate Secretary	2021	325,000	—	197,196	103,022	316,875	—	8,550	(6)	950,643
	2020	250,000	—	302,665	172,792	223,384	—	3,956	(7)	952,797

(1)

The amounts in this column for fiscal 2021 reflect actual salaries paid, which may differ from the annualized base salaries disclosed in “Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Base Salary” in this proxy statement.

(2)	Represents amounts earned from June 1, 2018 (the start dates of Ms. Hough and Messrs. Yost, Kimmell and Lyall) through the end of fiscal 2019.

(3)

Amounts in this column represent the aggregate grant date fair value of RSU and PSU awards granted in fiscal 2021 and 2020, and restricted stock, RSU, and PSU awards granted in fiscal 2019. The fiscal 2019 amounts include the incremental fair value associated with the modification and exchange of Class C unit awards of Champion Holdings for restricted stock in connection with the Exchange and the grant date fair value of Class A units awarded in connection with the Exchange. The value of the awards was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”), disregarding the effects of estimated forfeitures. For the assumptions made in the valuation of PSU awards, see Note 12 to the Company’s audited consolidated financial statements included in Item 15 of the Company’s Annual Report on Form 10-K for fiscal 2021.

(4)

Amounts in this column represent the aggregate grant date fair value of stock option awards computed in accordance with ASC 718, disregarding the effects of estimated forfeitures. For the assumptions made in the valuation of option awards, see Note 12 to the Company’s audited consolidated financial statements included in Item 15 of the Company’s Annual Report on Form 10-K for fiscal 2021.

(5)

Amounts in this column represent bonuses earned under the Company’s Annual Bonus Plan. See “Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Annual Incentive Bonus” in this proxy statement.

40

COMPENSATION TABLES  ⬛

(6)

Amounts represent matching contributions made by the Company to the NEO’s 401(k) plan account (the “401(k) Match”). The Company began matching a certain percentage of participant contributions to the Company’s 401(k) plan beginning January 1, 2019. See “Compensation Discussion and Analysis, What We Pay and Why: Elements of Compensation—Additional Information—Retirement and Deferred Compensation Plans” in this proxy statement.

(7)	Amount includes 401(k) Match and reimbursement for COBRA expenses incurred by Mr. Spence prior to his becoming eligible for the Company’s healthcare benefits.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2021

The following table lists grants of plan-based awards to each of our NEOs during fiscal 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares Of Stock (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise Price Of Option Awards ($/Sh) (5)	Grant Date Fair Value Of Stock and Option Awards ($) (6)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Yost			300,000	600,000	1,200,000	—	—	—	—	—	—	—
	01/04/21	(a)	—	—	—	—	—	—	12,977	—	—	389,440
	01/04/21	(b)	—	—	—	7,570	15,139	22,709	—	—	—	429,645
	01/04/21	(c)	—	—	—	—	—	—	—	34,289	31.21	427,927
Laurie Hough			159,375	318,750	637,500	—	—	—	—	—	—	—
	01/04/21	(a)	—	—	—	—	—	—	6,128	—	—	183,901
	01/04/21	(b)	—	—	—	3,575	7,149	10,724	—	—	—	202,889
	01/04/21	(c)	—	—	—	—	—	—	—	16,192	31.21	202,076
Joseph Kimmell			131,250	262,500	525,000	—	—	—	—	—	—	—
	01/04/21	(a)	—	—	—	—	—	—	3,364	—	—	100,954
	01/04/21	(b)	—	—	—	1,963	3,925	5,888	—	—	—	111,392
	01/04/21	(c)	—	—	—	—	—	—	—	8,890	31.21	110,947
Wade Lyall			131,250	262,500	525,000	—	—	—	—	—	—	—
	01/04/21	(a)	—	—	—	—	—	—	3,364	—	—	100,954
	01/04/21	(b)	—	—	—	1,963	3,925	5,888	—	—	—	111,392
	01/04/21	(c)	—	—	—	—	—	—	—	8,890	31.21	110,947
Robert Spence			121,875	243,750	487,500	—	—	—	—	—	—	—
	01/04/21	(a)	—	—	—	—	—	—	3,124	—	—	93,751
	01/04/21	(b)	—	—	—	1,823	3,645	5,468	—	—	—	103,445
	01/04/21	(c)	—	—	—	—	—	—	—	8,255	31.21	103,022

(1)

Amounts in these columns represent amounts payable at threshold, target and maximum under the terms of the Bonus Plan for fiscal 2021. See “Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Annual Incentive Bonus” in this proxy statement.

(2)

Amounts in these columns represent shares that may vest in respect of PSUs at threshold, target and maximum levels depending on the achievement of certain total shareholder return performance metrics. See “Compensation Discussion and Analysis, What We Pay and Why: Elements of Compensation—Long-term Equity Awards—Performance Stock Units” in this proxy statement.

(3)

Amounts in this column represent the number of RSUs granted to each NEO in fiscal 2021 which are subject to the vesting and delivery conditions described above in “Compensation Discussion and Analysis, What We Pay and Why: Elements of Compensation—Fiscal 2021Long-term Equity Awards—Restricted Stock Units” in this proxy statement.

(4)

Represents stock options granted to each NEO in fiscal 2021, which are subject to the vesting conditions described above under “Compensation Discussion and Analysis, What We Pay and Why: Elements of Compensation—Long-term Equity Awards—Stock Options” in this proxy statement.

(5)

The exercise price was determined using a Volume Weighted Average Price (“VWAP”). For awards granted in fiscal 2021, the VWAP was based on trades of the Company’s common stock for the 30 trading days ending on December 31, 2020. The VWAP resulted in an exercise price that was greater than the stock price at the date of grant.

(6)

Reflects the grant date fair value of stock option, RSU and PSU awards granted in fiscal 2021 determined in accordance with ASC 718. See footnotes (3) and (4) to the Summary Compensation Table in this proxy statement.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	41

⬛  COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT FISCAL 2021 YEAR END

The following table lists outstanding equity awards previously granted to our NEOs as of April 3, 2021.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#) (3)	Market Value of Share or Units of Stock that have not vested ($) (4)	Equity Incentive Plan Awards: Units of stock that have not vested (#) (5)	Equity Incentive Plan Awards: Market value of stock that have not vested ($) (6)
Mark Yost	11,082	5,543	$15.00	1/3/2029	—	—	—	—
	23,141	46,284	$32.11	1/2/2030	—	—	—	—
	—	34,289	$31.21	1/4/2031	—	—	—	—
	—	—	—	—	41,103	1,949,104	—	—
	—	—	—	—	—	—	54,122	2,566,465
Laurie Hough	8,750	4,376	$15.00	1/3/2029	—	—	—	—
	10,928	21,856	$32.11	1/2/2030	—	—	—	—
	—	16,192	$31.21	1/4/2031	—	—	—	—
	—	—	—	—	15,911	754,515	—	—
	—	—	—	—	—	—	30,832	1,462,053
Joseph Kimmell	1,944	1,945	$15.00	1/3/2029	—	—	—	—
	5,998	12,002	$32.11	1/2/2030	—	—	—	—
	—	8,890	$31.21	1/4/2031	—	—	—	—
	—	—	—	—	8,343	395,609	—	—
	—	—	—	—	—	—	15,554	737,571
Wade Lyall	3,888	1,945	$15.00	1/3/2029	—	—	—	—
	5,998	12,002	$32.11	1/2/2030	—	—	—	—
	—	8,890	$31.21	1/4/2031	—	—	—	—
	—	—	—	—	8,343	395,609	—	—
	—	—	—	—	—	—	15,554	737,571
Robert Spence	5,570	11,143	$32.11	1/2/2030	—	—	—	—
	—	8,255	$31.21	1/4/2031	—	—	—	—
	—	—	—	—	6,200	294,004	—	—
	—	—	—	—	—	—	9,027	428,060

(1)

Represents options to purchase common stock granted to each NEO under the Company’s Equity Incentive Plan, which are subject to the NEO’s continued employment by or service to the Company on each vesting date, scheduled to vest in equal annual installments on each of the first three anniversaries of the vesting commencement date set out in the grant. See “Compensation Discussion and Analysis, What We Pay and Why: Elements of Compensation—Long-Term Equity Awards—Stock Options” in this proxy statement.

(2)

The exercise price can be equal to the greater of the closing price on the grant date or equal to a volume weighted average price (“VWAP”). Awards granted in 2019 utilized a VWAP based on trades of the Company’s common stock for the 15 trading days ending on January 2, 2019. Awards granted in fiscal 2020 utilized the closing price of the stock on the date of the grant. Awards granted in fiscal 2021 utilized a VWAP based on trades of the Company’s common stock for the 30 trading days ending on December 31, 2020.

(3)

Represents RSUs granted to each NEO under the Company’s Equity Incentive Plan, which are subject to the NEO’s continued employment by or service to the Company on each vesting date, scheduled to vest in equal annual installments on each of the first three anniversaries of the vesting commencement date set out in the grant. See “Compensation Discussion and Analysis, What We Pay and Why: Elements of Compensation—Fiscal 2021 Long-Term Equity Awards—Restricted Stock Units” in this proxy statement.

42

COMPENSATION TABLES  ⬛

(4)

The amounts in this column have been calculated by multiplying $47.42 (the closing price of the Company’s common stock on the last trading day of fiscal 2021, which was April 2, 2021) by the number of shares of stock underlying the outstanding RSU awards.

(5)

Represents the number of PSUs that may be earned by each NEO under the Company’s Equity Incentive Plan assuming target performance is achieved. See “Compensation Discussion and Analysis, What We Pay and Why: Elements of Compensation—Fiscal 2021 Long-term Equity Awards—Performance Stock Units” in this proxy statement.

(6)

The amounts in this column have been calculated by multiplying $47.42 (the closing price of the Company’s common stock on the last trading day of fiscal 2021, which was April 2, 2021) by the number of shares of stock underlying the outstanding PSU awards assuming target performance is achieved.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2021

The following table includes information with respect to the options exercised by, and the RSUs vested in, our NEOs during fiscal 2021.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)

Mark Yost	—	—	16,438	424,748

Laurie Hough	—	—	6,766	162,046

Joseph Kimmell	—	—	3,322	79,562

Wade Lyall	—	—	3,322	79,562

Robert Spence	—	—	1,537	36,811

(1)	Represents the number of restricted shares of the Company’s common stock that vested during fiscal 2021.

(2)	Amounts were calculated by multiplying the closing price of the Company’s common stock on the vesting date by the number of shares acquired on vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We are party to employment agreements with NEOs Yost, Hough and Spence. The equity awards held by these NEOs also have certain termination protections and certain awards are subject to accelerated vesting on a change in control. This section describes the payments and benefits that may be payable upon certain terminations of employment or a change of control and the events that trigger them.

Other than the Separation Plan, our payment obligations under each employment or equity award agreement are contingent upon the NEO satisfying the following obligations:

◾	During his or her employment and for 18 months following his or her termination of employment, the NEO must comply with the provisions of a covenant not to compete.

◾	During his or her employment and for 18 months following his or her termination of employment, the NEO may not solicit or induce our associates to leave us or hire any of our associates.

◾

During his or her employment and at all times subsequent to the last day of his or her employment, the NEO must hold in strict confidence and safeguard any and all protected information, including our trade secrets.

◾	The NEO must return our property and must execute an agreement releasing us from any claims.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	43

⬛  COMPENSATION TABLES

TERMINATION SCENARIOS THAT CAN TRIGGER PAYMENTS AND BENEFITS

There are four categories of events related to a termination of employment that can trigger payments or other benefits to our NEOs: (i) death and disability; (ii) involuntary termination; (iii) voluntary termination for good reason; and (iv) change of control (followed by an involuntary termination). The following chart describes each category.

Category	Specific Event	Requirements and payments
Death or Disability	Death	Upon the termination of any NEO’s employment as a result of death, the NEO’s estate is entitled to earned but unpaid base salary, reimbursement of business expenses, and payment of annual bonus compensation earned in the year preceding death, but not yet paid as of such NEO’s death. Further, the unvested portion of outstanding RSUs and stock options held by the NEO shall vest in full upon the NEO’s termination of employment or service due to death. With respect to NEOs Yost and Spence, their estates would be entitled to a pro rata bonus for the year in which death occurred.
Disability

In connection with a termination of employment due to disability, the NEO would become entitled to the same payments, including accelerated vesting of his or her RSUs and stock options as described under “Death” immediately above, as well as any benefits to which the executive may become (or to which he or she may have already been) entitled pursuant to the Company’s short- and long-term disability plans in effect from time to time. With respect to NEOs Yost and Spence, they would be entitled to a pro rata bonus for the year in which disability occurred.

Involuntary Termination	For Cause

Termination for cause occurs when we decide to terminate a NEO based on our good faith determination that one of certain events have occurred. These events are described in detail in the employment agreements for each NEO. Except for base salary that is earned, but not yet paid on the date of such termination, and reimbursements for business expenses, we will not owe any payments to a NEO as a result of a termination for cause.

Without Cause

Termination by us without cause under each of the NEO’s employment agreements occurs when we terminate the NEO’s employment for any reason other than for cause or disability.

Pursuant to their respective employment agreements, in the event any NEO is terminated by the Company without cause, he or she will be provided the following severance benefits: (i) continued payment of their annual base salary bonus at target for a period of twenty-four months for Mr. Yost, or payment of annual base salary for a period of twelve months for Ms. Hough and Mr. Spence following the date of termination, (ii) the annual bonus that was earned but has not yet been paid in the year prior to the year of termination (if any), and (iii) continued participation in, and partial subsidy of the premium cost of, any employer sponsored benefit plans for a period of twenty-four months (Yost) or twelve months (Hough and Spence) following the date of termination. The foregoing severance payments are subject to the NEO executing a general release of claims for the benefit of the Company. None of the employment agreements provide a guaranteed term of employment, nor do they provide tax gross-ups on any compensation. However, if the NEO’s employment or other service relationship with the Company or any of the Company’s subsidiaries is terminated without cause (as defined in the Equity Incentive Plan), then the next one-third of unvested stock options and the next one-third of unvested RSUs that would have vested had such NEO remained employed or in service shall vest upon such termination of employment or service. As separately described in the PSU award agreement, a specified percentage of PSUs (as described in the PSU agreement) shall remain outstanding and eligible to vest based on actual performance for one year following such termination of employment or service.

44

COMPENSATION TABLES  ⬛

Category	Specific Event	Requirements and payments

With respect to NEOs Kimmell and Lyall, if their employment with the Company is involuntarily terminated by the Company, then they may be considered for severance benefits under the Separation Plan. The Separation Plan applies broadly to eligible participants who have at least twelve months service with the Company and allows for management discretion in determining, on a case-by-case basis, a separation allowance and a period of benefits continuance in the event the participant’s employment is involuntarily terminated by the Company without cause. The guidelines under the Separation Plan provide for two weeks of severance for every year of service to the Company, with a minimum separation allowance of 12 weeks, and a maximum of 39 weeks. Outplacement services are also suggested under the Separation Plan.

Voluntary Termination	For Good Reason

Voluntary termination by the NEO for good reason occurs when the NEO terminates employment because of the occurrence of one of certain conditions described in the NEO’s respective employment agreement. Pursuant to their respective employment agreements, in the event the NEO terminates his or her employment with the Company for good reason, he or she will be provided with the same severance benefits to which he or she would be entitled in the event of the involuntary termination of his or her employment with the Company without cause (including accelerated vesting of certain incentive equity awards).

Without Good Reason

Termination by the NEO without good reason occurs when the NEO terminates his or her employment for any reason other than good reason, as described above. The effective date of termination is the date set forth in a notice from the NEO to us, which notice must be given to us at least 30 days prior to the effective date of termination. Except for base salary and bonus that have been earned, but not yet paid on the date of such termination, and reimbursements for business expenses, we will not owe any payments to a NEO as a result of a termination without good reason.

Change In Control		The PSUs held by the NEOs vest upon a change in control (as such term is defined in the PSU award agreement) provided that the NEO is employed on the date of such change in control.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	45

⬛  COMPENSATION TABLES

ESTIMATED SEVERANCE AND CHANGE IN CONTROL PAYMENTS

The following table and footnotes present potential payments to each NEO under various circumstances as if the named executive officer’s employment had been terminated on April 3, 2021, the last day of fiscal 2021, and/or if a change in control had occurred on such date.

	Type of Event

Name	Death or Disability		Change in Control		Involuntary Termination Without Cause or Voluntary Termination with Good Reason

Mark Yost

Salary Continuation	—		—		1,200,000	(5)

Health Insurance Subsidy	3,750	(1)	—		15,000	(6)

Annual Incentive Bonus	300,000	(2)	—		1,200,000	(5)

Long Term Equity Award	4,106,809	(3)	2,566,465	(4)	1,703,880	(7)

Laurie Hough

Salary Continuation	—		—		425,000	(8)

Health Insurance Subsidy	—		—		—	(6)

Annual Incentive Bonus	—		—		—

Long Term Equity Award	1,944,438	(3)	1,462,053	(4)	814,412	(7)

Joseph Kimmell

Salary Continuation	—		—		148,077	(9)

Health Insurance Subsidy	—		—		—

Annual Incentive Bonus	—		—		—

Long Term Equity Award	797,270	(3)	737,571	(4)	365,630	(7)

Wade Lyall

Salary Continuation	—		—		228,846	(10)

Health Insurance Subsidy	—		—		—

Annual Incentive Bonus	—		—		—

Long Term Equity Award	860,295	(3)	737,571	(4)	365,662	(7)

Robert Spence

Salary Continuation	—		—		325,000	(8)

Health Insurance Subsidy	3,750	(1)	—		7,500	(6)

Annual Incentive Bonus	162,500	(2)	—		—

Long Term Equity Award	549,880	(3)	428,060	(4)	207,604	(7)

(1)	Represents the Company’s portion of the healthcare premiums until such time as the NEO is eligible for long-term disability benefits which is estimated to be 26 weeks.

(2)

Represents the value of a pro rata bonus, at current salary level, in the year in which death or disability occurred, calculated in the same manner and to be paid at the same time as the bonus paid to executives generally. Estimated at fifty percent (50%) of target bonus using fiscal 2021 base salary amount.

(3)

Represents the combined value of unvested RSUs and stock options that become vested as described in “Long-Term Equity Awards” in this proxy statement. The value of the unvested RSUs was calculated by multiplying the closing market price of our common stock on April 2, 2021 ($47.42) by the number of unvested RSUs. The value of unvested stock options that become vested as described herein was calculated by multiplying the number of shares underlying the unvested stock options by the difference between the closing market price of our common stock on April 2, 2021 and the option exercise prices shown in the outstanding equity awards table.

46

COMPENSATION TABLES  ⬛

(4)

Represents the value of unvested PSUs that become vested as described in “Long-Term Equity Awards” in this proxy statement. The value of the unvested PSUs was calculated by multiplying the closing market price of our common stock on April 2, 2021 ($47.42) by the number of unvested PSUs.

(5)	Represents 24 months of payments equal to Mr. Yost’s annual base salary rate of pay on April 3, 2021 and bonus at target.

(6)

Represents the Company’s portion of the healthcare premiums for the 24-month severance period for Mr. Yost and for the 12-month severance period for Mr. Spence. No value is reported for Ms. Hough who, as of April 3, 2021, did not participate in the Company’s medical and dental plans.

(7)

Represents shares underlying the NEO’s stock options (which were unvested on April 3, 2021) scheduled to vest in fiscal 2022 for awards granted in fiscal 2021, 2020 and 2019, multiplied by the positive difference of the closing price of a share of the Company’s common stock as of April 3, 2021 over the exercise price of such stock option, plus the product of the NEO’s RSUs (which were unvested on April 3, 2021) scheduled to vest in fiscal 2022 for awards granted in fiscal 2021, 2020 and 2019, multiplied by the closing price of a share of the Company as of April 2, 2021.

(8)	Represents 12 months of payments equal to the NEO’s annual base salary rate of pay on April 3, 2021.

(9)

Represents severance under the Separation Plan (assuming the Company would exercise its discretion to pay to Mr. Kimmell severance benefits thereunder upon the Company’s termination of his employment without cause) based on two weeks of severance for every year of Mr. Kimmell’s service to the Company (i.e., 11 years), with a minimum of 12 weeks of severance, and a maximum of 39 weeks of severance.

(10)

Represents severance under the Separation Plan (assuming the Company would exercise its discretion to pay to Mr. Lyall severance benefits thereunder upon the Company’s termination of his employment without cause) based on two weeks of severance for every year of Mr. Lyall’s service to the Company (i.e., 17 years), with a minimum of 12 weeks of severance, and a maximum of 39 weeks of severance.

CEO PAY RATIO

The following information about the relationship between the compensation of our employees and the annualized compensation of Mr. Yost, our Chief Executive Officer for fiscal 2021, is provided in compliance with the requirements of Item 402(u) of Regulation S-K adopted under the Securities Exchange Act of 1934 (“Item 402(u)”).

We took the following steps in identifying the median of the annual total compensation of all our employees. We determined that, as of April 3, 2021, the last day of fiscal 2021, employee population was 7,700, all located in the United States and Canada. This number includes all the individuals determined to be employees for federal tax purposes, whether full-time, part-time, or temporary, as of that date.

We next identified the employee receiving the median amount of compensation in our employee population. To do this we compared the amount of base salary and wages, paid time off and cash incentive compensation received by each employee, other than Mr. Yost, as reflected in our payroll records. This compensation measure was annualized for permanent employees who were employed on the measuring date but who did not work for the full calendar year. The compensation measure was consistently applied to all of our employees.

As required by Item 402(u), once we identified our median employee, we calculated that employee’s annual total compensation for fiscal 2021 in the same manner in which we calculated Mr. Yost’s total fiscal 2021 compensation reported in the Summary Compensation Table on page 40.

In fiscal 2021, the estimated median of the annual total compensation of our employees, excluding Mr. Yost, determined as described in the preceding paragraph, was $35,934. Mr. Yost’s total compensation for fiscal 2021 was $2,635,562. The resulting estimated ratio of the annual total compensation of Mr. Yost’s to the median of the annual total compensation of all employees was 73 to 1.

The pay ratio provided above was calculated in a manner consistent with Item 402(u) and we believe it constitutes a reasonable estimate. However, as contemplated by Item 402(u), we relied on methods and assumptions that we determined to be appropriate for calculating the pay ratio at Skyline Champion. Other public companies will use methods and assumptions that differ from the ones we chose but are appropriate for their circumstances. Given the various methodologies that public companies are permitted to use to determine an estimate of their pay ratios, the estimated pay ratio reported above should not be used as a basis for comparison between companies.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	47

⬛  DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our non-employee directors are compensated for their services as described below.

DIRECTOR COMPENSATION PROGRAM

The following table describes the components of our non-employee director compensation program for fiscal 2021, which remain unchanged from fiscal 2020. The Compensation Committee periodically reviews this program and recommends changes to the Board as appropriate.

Compensation Element	Director Compensation Program (1)

Director Annual Cash Retainer	$65,000

Annual Equity Retainer	$100,000(2)

Board Chair Annual Retainer	$115,000

Committee Chair Fee	$18,500 for the Audit Committee $18,500 for the Compensation Committee $15,000 for the Nominating and Governance Committee

Committee Member Fee	$10,000 for the Audit Committee $10,000 for the Compensation Committee $7,500 for the Nominating and Governance Committee

(1)	In addition to the compensation elements disclosed above, we reimburse our directors for travel and other necessary business expenses incurred in the performance of their services to us.

(2)

The annual equity retainer consists of RSUs that vest on the earlier of the one-year anniversary of the vesting commencement date or the next Annual Meeting of Shareholders. RSUs granted to non-employee directors in fiscal 2021 will vest on July 29, 2021, generally subject to continued service through such date. RSUs will vest in full in the event a director’s service is terminated by the Company without “cause” or by reason of the director’s “disability” (as each such term is defined in the Equity Incentive Plan) or if the director’s service terminates due to the director’s death. Delivery of the shares underlying the vested RSUs shall occur upon the earlier of: (i) the first anniversary of the grant date; and (ii) the occurrence of a change in control (as defined in the RSU award agreement). Each non-employee director RSU award agreement also incorporates provisions with respect to perpetual confidentiality. A breach by the non-employee director of such provisions could result in such non-employee director’s termination for cause and the termination of the RSU award for no consideration.

48

DIRECTOR COMPENSATION  ⬛

NON-EMPLOYEE DIRECTOR COMPENSATION IN FISCAL 2021

The following table provides each element of non-employee director compensation during fiscal 2021.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)

Keith Anderson	65,000	99,988	164,988

Michael Berman	91,000	99,988	190,988

Timothy Bernlohr	132,500	99,988	232,488

Eddie Capel	77,125	99,988	177,113

John C. Firth	90,000	99,988	189,988

Michael Kaufman (3)	82,500	167,633	250,133

Erin Mulligan Nelson	75,000	99,988	174,988

Gary Robinette	91,375	99,988	191,363

(1)	Represents the cash compensation earned in fiscal 2021 for Board, Committee, and Board and Committee chair service.

(2)	Represents the aggregate grant date fair value of the stock awards made in fiscal 2021 as determined in accordance with ASC 718, disregarding the effects of estimated forfeitures.

(3)

While Mr. Kaufman did not receive compensation in fiscal 2020 because of his affiliation with the sole remaining Principal Shareholder, the Compensation Committee concluded, on February 28, 2020, that Mr. Kaufman should be fully compensated as a Director as of April 1, 2020. Mr. Kaufman was awarded an equity grant of 3,432 shares, with a grant date fair value of $67,645 of RSUs on April 30, 2020 (in fiscal 2021) for services rendered as a non-employee director during fiscal 2020.

The Company grants only RSUs and not stock options to each non-employee director. On July 29, 2020, the Company granted each non-employer director 3,786 sharers of RSUs, which remained unvested as of June 4, 2021. Mr. Kaufman received an award of 3,432 shares of RSUs on April 30, 2020 which vested on July 29, 2020.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	49

⬛  DIRECTOR COMPENSATION

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of May 28, 2021 our directors and executive officers beneficially owned, including share-based awards expected to vest and be issued or will become exercisable within 60 days, in the aggregate, 3,905,762 shares of Skyline Champion common stock (or collectively approximately 6.9% of the outstanding shares of Common Stock).

The following table describes the shares of Skyline Champion common stock that each of the following persons beneficially owned as of May 28, 2021 by each of Skyline Champion’s current directors, Skyline Champion’s NEOs, all of Skyline Champion’s current directors and executive officers as a group, and each other person known to Skyline Champion to beneficially own more than five percent of the outstanding shares of Skyline Champion common stock.

Name**	Position	Beneficially Owned(10)	Class

DIRECTORS: (1)

Mark Yost	President and Chief Executive Officer, Director	297,482	*

Keith Anderson	Director	320,042	*

Michael Berman	Director	10,099	*

Timothy Bernlohr	Chairman of the Board, Director	60,730	*

Eddie Capel	Director	2,722	*

John Firth	Director	20,599	*

Michael Kaufman (2)	Director	3,003,432	5.3%

Erin Mulligan Nelson	Director	2,722	*

Gary Robinette	Director	30,730	*

EXECUTIVE OFFICERS:

Laurie Hough	Executive Vice President, Chief Financial Officer and Treasurer	64,440	*

Joseph Kimmell	Executive Vice President, Operations	26,132	*

Wade Lyall	Executive Vice President, Sales and Business Development	33,181	*

Robert Spence	Senior Vice President, General Counsel and Corporate Secretary	3,247	*

All executive officers and directors of Skyline Champion as a group (14 persons) (3)		3,905,762	6.9%

GREATER THAN 5% SHAREHOLDERS (4):

Wellington Management Group LLP (5)		7,810,226	13.8%

BlackRock Fund Advisors (6)		4,242,038	7.5%

Wasatch Advisors, Inc. (7)		3,023,459	5.3%

MAK Champion Investment LLC and related investment funds (8)		3,000,000	5.3%

The Vanguard Group, Inc. (9)		2,997,894	5.3%

*	Indicates less than 1.0% of the total number of outstanding shares of Skyline Champion common stock calculated in accordance with Rule 13d-3 under the Exchange Act.

**	Unless otherwise indicated, the address for all persons is 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084.

(1)

Information with respect to the directors and executive officers is based on our records and data supplied by each of the directors and executive officers. Information with respect to beneficial owners of more than five percent of the outstanding shares of our common stock is based on filings those persons have made with the SEC.

(2)

Michael Kaufman is the managing member of MAK GP LLC and MAK Management LLC. The shares included in this column represent 3,432 shares held directly by Mr. Kaufman and 3,000,000 shares held by MAK Champion Investment, LLC (“MAK Champion”).

(3)

In addition to shares held by the directors and named executive officers identified in the table above, 30,204 shares are beneficially owned by Skyline Champion executive officer Timothy Burkhardt, Vice President and Controller.

(4)	Information reported with respect to greater than 5% shareholders is as of December 31, 2020.

(5)	The address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.

(6)	The address of BlackRock Fund Advisors is 400 Howard Street, San Francisco, CA 94105.

50

DIRECTOR COMPENSATION  ⬛

(7)	The address of Wasatch Advisors, Inc. is 505 Wakara Way, Sault Lake City, UT 84108.

(8)

MAK Champion Investment LLC is wholly owned by MAK Capital Fund LP. MAK GP LLC is the general partner of, and MAK Capital One LLC is the investment adviser to MAK Capital Fund LP. The business address of each of the entities and persons identified above is 590 Madison Avenue, Suite 2401, New York, NY 10022.

(9)	The address of Vanguard Group, Inc., is P.O. Box 2600, V26, Valley Forge, PA 19482-2600.

(10)

Shares that may be delivered to participants on July 1, 2021 under certain January 3, 2019 Performance Stock Unit Agreements are not included in shares “Beneficially Owned” because the number of shares, if any, to be delivered will be determined only as of the vesting date, July 1, 2021. See the discussion of Performance Stock Units in this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of April 3, 2021, with respect to our equity-based compensation plans under which shares of our common stock have been authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Equity compensation plans approved by Stockholders	1,010,221	$27.72	4,394,713

Equity compensation plans not approved by Stockholders	—	—	—

Total	1,010,221	$27.72	4,394,713

(1)

This amount represents the following: (a) 536,446 shares subject to the vesting and/or exercise of outstanding options; (b) 290,904 shares subject to vesting of outstanding performance-based restricted stock units; and (c) 182,871 shares subject to vesting of outstanding restricted stock units. The options, performance-based restricted stock units and restricted stock units were all granted under our 2018 Equity Incentive Plan.

(2)

The weighted-average exercise price is calculated solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of performance-based restricted stock units and time-based restricted stock units, which have no exercise price.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	51

⬛  GENERAL INFORMATION

GENERAL INFORMATION

VOTING INFORMATION

Shareholders Entitled to Vote

The record date for voting is June 4, 2021. Only shareholders of record at the close of business on June 4, 2021 are entitled to notice of and to vote at the 2021 Annual Meeting and any adjournment or postponement of the meeting. On June 4, 2021 there were 56,639,872 shares of our common stock outstanding. Each share is entitled to one vote on each of the matters to be presented at the 2021 Annual Meeting. There are no cumulative voting rights for the election of directors.

The holders of a majority of the outstanding shares of common stock as of the close of business on the record date must either be present in person or represented by proxy to constitute a quorum at the 2021 Annual Meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. All votes cast at the 2021 Annual Meeting will be tabulated by Mediant.

How to Vote (Record Owners)

Shareholders of record (that is, shareholders who hold their shares in their own name) may vote in any of the following ways:

◾ By Internet. You may vote online by accessing www.proxypush.com/SKY and following the on-screen instructions. You will need the Control Number included on the Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a proxy card.

◾ By Telephone. If you are located in the U.S., you may vote by calling toll free 1-866-307-0847 and following the instructions. You will need the Control Number included on the Notice or on your proxy card, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a proxy card.

◾ By Mail. If you requested printed copies of the proxy materials, you will receive a proxy card, and you may vote by signing, dating and mailing the proxy card in the envelope provided.

How to Vote (Beneficial Owners)

If your shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), you may vote in any of the following ways:

◾ By Internet. You may vote online by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a voting instruction form.

◾ By Telephone. You may vote by telephone by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a voting instruction form.

◾ By Mail. If you requested printed copies of the proxy materials, you will receive a voting instruction form, and you may vote by signing, dating and mailing it in the envelope provided.

◾ In Person. You must obtain a legal proxy from the organization that holds your shares in order to vote your shares online during the annual shareholders meeting. Follow the instructions on the Notice to obtain this legal proxy.

Deadline for Voting	For both shareholders of record and beneficial owners of shares held in street name, online and telephone voting is available through 11:59 p.m. ET on Monday, August 2, 2021.

52

GENERAL INFORMATION  ⬛

Changing Your Vote

You may change or revoke the authority granted by your execution of a proxy at any time prior to the 2021 Annual Meeting by:

◾ filing a timely written notice of revocation addressed to the attention of: Secretary, Skyline Champion Corporation, 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084.

◾ mailing a duly executed proxy bearing a later date;

◾ re-voting by Internet or telephone prior to the date and time described in this proxy statement; or

◾ voting in person at the 2021 Annual Meeting and requesting that your proxy be revoked.

Only your latest vote will be counted.

Effect of Not Voting

Shareholders of Record. If you are a shareholder of record and you:

◾ Do not vote via the internet, by telephone or by mail, your shares will not be voted unless you attend the 2021 Annual Meeting to vote them in person.

◾ Sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion on any other matters properly presented for a vote.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and you do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares generally may vote your shares on routine matters but cannot vote your shares on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote your shares on this matter. This is generally referred to as a “broker non-vote.”

Voting Standards	Proposals Two (ratification of EY) and Three (advisory vote on executive compensation) must be approved by the affirmative vote of a majority of the votes cast. Proposal One (election of director) must be approved by the affirmative vote of a plurality of the votes cast. Abstentions and broker non-votes will not be counted in determining the number of votes cast on Proposal One, Two, or Three.

Routine and Non-Routine Proposals

Routine Proposals. Proposal Two (ratification of EY) is considered a routine matter. A broker or other nominee generally may vote on routine matters, and therefore we expect no broker non-votes in connection with Proposal Two.

Non-routine Proposals. Proposals One (election of directors) and Three (advisory vote on executive compensation) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these proposals.

Counting the Votes	Representatives from Mediant, our proxy services vendor will tabulate the votes and the Skyline Champion Assistant Secretary will act as inspector of election at the annual shareholders meeting.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	53

⬛  GENERAL INFORMATION

PROXY INFORMATION

Electronic Access to Proxy Materials and Annual Report

We are providing access to our proxy materials primarily over the internet rather than mailing paper copies of those materials to each shareholder. On or about June 22, 2021, we will mail the Notice to our shareholders. The Notice will provide website and other information for the purpose of accessing proxy materials. The Notice tells you how to:

◾  View our proxy materials for the 2021 Annual Meeting on the internet.

◾  Instruct us to send proxy materials to you by mail or email.

Choosing to receive proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of our 2021 Annual Meeting on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect unless and until you rescind it.

Proxy Solicitation	Proxies may be solicited, without extra compensation, by officers, agents and employees of Skyline Champion who may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be paid for by Skyline Champion.

“Householding of Proxy Materials”	The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Skyline Champion and some brokers “household” proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or Skyline Champion that your broker or Skyline Champion will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or Skyline Champion if you hold shares directly in your name. You can notify Skyline Champion by sending a written request to Investor Relations, Skyline Champion Corporation, 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084, or by calling (248) 614-8211.
ANNUAL SHAREHOLDERS MEETING INFORMATION

Attendance at the Annual Shareholders Meeting	Attendance at the 2021 Annual Meeting will be limited to record or beneficial owners of Skyline Champion common stock as of June 4, 2021 (or their authorized representatives). Due to concerns regarding the COVID-19 pandemic, and to help protect the health and safety of our employees, stockholders, and other stakeholders, the Annual Meeting will be a virtual meeting conducted solely online via live webcast at www.proxydocs.com/SABR. Please register in advance at www.proxydocs.com/SKY prior to the registration deadline of 5:00 p.m. EDT on August 2, 2021. As part of the registration process, you must enter the control number provided on your proxy card, voting instruction form, or Notice of Electronic Availability. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions during the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number provided.

54

GENERAL INFORMATION  ⬛

Other Matters	We are not aware of any matters that may come before the annual shareholders meeting other than the proposals disclosed in this proxy statement. If other matters do come before the 2021 Annual Meeting, the named proxies will vote in accordance with their best judgment.

Next Year’s Meeting	We plan to hold our 2022 annual meeting of our shareholders on or about July 26, 2022.

SHAREHOLDER PROPOSAL INFORMATION

Shareholder Proposals and Other Items of Business

Shareholder Proposals to be Considered for Inclusion in Our Proxy Materials. Pursuant to SEC Rule 14a-8, some shareholder proposals may be eligible for inclusion in Skyline Champion’s proxy statement for the 2022 annual meeting of our shareholders. To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on February 18, 2022.

Shareholder Proposals to be Brought Before an Annual Meeting. The Company’s by-laws provide that, for shareholder nominations to the Board or other proposals to be considered at an annual meeting, the shareholder’s notice of nomination or other proposal must have been timely received by us at Secretary, Skyline Champion Corporation, 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084. In order to be timely, the notice must be received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of such annual meeting. Assuming the date of our 2022 annual meeting is not so advanced or delayed, shareholders who wish to make a proposal at the 2022 annual meeting must notify us no earlier than April 3, 2022 and no later than May 4, 2022. Such notice must provide the information required by our by-laws with respect to each matter the shareholder proposes to bring before the 2022 annual meeting.

All director nominations and proposals must be submitted in writing to our Corporate Secretary at Skyline Champion Corporation, 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Exchange Act of 1934. Words such as “may”, “will”, “could”, “should”, “likely”, “expects”, “believes”, “estimates”, “continues”, “maintain”, “remain”, “recurring”, “target”, and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and are based on certain assumptions and expectations which may not be realized. For a more detailed discussion of these factors, see the information in our most recent Form 10-K filed with the SEC. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we undertake no obligation to update them except as required by law.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED APRIL 3, 2021 WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM: SKYLINE CHAMPION CORPORATION, 755 WEST BIG BEAVER ROAD, SUITE 1000, TROY, MICHIGAN 48084, ATTN: INVESTOR RELATIONS.

2021 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	55

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/SKY
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-307-0847
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

Skyline Champion Corporation

Annual Meeting of Stockholders

For Stockholders as of record on June 04, 2021

TIME:	Tuesday, August 03, 2021 10:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/SKY for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Laurie Hough and Robert Spence (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Skyline Champion Corporation which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

                PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Skyline Champion Corporation

Annual Meeting of Stockholders

Please make your marks like this: Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	To elect nine members of the Board of Directors, each to serve until the next annual meeting of shareholders or until a successor has been duly elected and qualified.
		FOR	WITHHOLD
	1.01 Keith Anderson	☐	☐		FOR

	1.02 Michael Berman	☐	☐		FOR

	1.03 Timothy Bernlohr	☐	☐		FOR

	1.04 Eddie Capel	☐	☐		FOR

	1.05 John C. Firth	☐	☐		FOR

	1.06 Michael Kaufman	☐	☐		FOR

	1.07 Erin Mulligan Nelson	☐	☐		FOR

	1.08 Gary E. Robinette	☐	☐		FOR

	1.09 Mark Yost	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as Skyline Champion’s independent registered public accounting firm.	☐	☐	☐	FOR

3.	To consider a non-binding advisory vote on fiscal 2021 compensation paid to Skyline Champion’s named executive officers.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/SKY

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date	Signature (if held jointly) Date